UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ARIAD PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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HARVEY J. BERGER, M. D.

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

April 28, 2006

Dear Fellow Investor,

I am pleased to invite you to attend our 2006 Annual Meeting of Stockholders, which will be held on Wednesday, June 14, 2006, beginning at 10:00 a.m., Eastern Time, at our corporate offices in Cambridge, Massachusetts.

This year, you are being asked to elect three directors nominated by the Board of Directors upon the recommendation of our Nominating and Corporate Governance Committee, to approve adoption of the Company’s 2006 Long-Term Incentive Plan and to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Your Board of Directors urges you to read the accompanying proxy statement carefully and recommends that you vote “FOR” each of these proposals.

At the meeting, we also will report on ARIAD’s progress over the past year and plans for development and commercialization of our mTOR inhibitor, AP23573, which is in Phase 2 clinical trials. We will provide you with an opportunity to meet members of our management team and Board of Directors and will respond to questions that you may have.

We hope that you will be able to join us at our Annual Meeting. Whether or not you expect to attend, please be sure to vote your shares using any of the following methods: vote by telephone or the Internet as described in the instructions included on the proxy card; vote by signing, dating, and returning the proxy card in the envelope provided; or vote by attending the meeting in person.

To register for the meeting, please contact our investor relations office at 617-494-0400, extension 251, or send an e-mail to investor@ariad.com. Directions to our offices can be found on our website at www.ariad.com.

I look forward to seeing you at this year’s Annual Meeting.

Sincerely yours,
Harvey J. Berger, M.D.
Chairman and Chief Executive Officer

ARIAD PHARMACEUTICALS, INC.

26 LANDSDOWNE STREET  w   CAMBRIDGE, MASSACHUSETTS 02139   w TELEPHONE 617 494 0400

ARIAD PHARMACEUTICALS, INC.

26 Landsdowne Street
Cambridge, Massachusetts 02139-4234
__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 14, 2006

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of ARIAD Pharmaceuticals, Inc. will be held on Wednesday, June 14, 2006 at 10:00 a.m., Eastern Time, at our offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, for the following purposes:

1.	To elect three Class 3 directors to hold office until the 2009 Annual Meeting and until their successors are duly elected and qualified.

2.
To approve adoption of the ARIAD Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan and reservation of 4,500,000 shares of common stock for stock options and other equity-based grants which may be awarded under the 2006 Long-Term Incentive Plan.

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006.

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only those holders of our common stock of record as of the close of business on April 19, 2006 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. A total of 62,097,526 shares of our common stock were issued and outstanding as of that date. Each share of common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.

For the ten-day period immediately prior to the Annual Meeting, the list of stockholders entitled to vote will be available for inspection at our offices, for such purposes as are set forth in the General Corporation Law of the State of Delaware.

By Order of the Board of Directors,

Laurie A. Allen, Esq.
Secretary
April 28, 2006

Your vote is important. You may vote your shares in person at the Annual Meeting. If you do not expect to attend the Annual Meeting or if you do plan to attend but wish to vote by proxy, you may vote by: (1) dating, signing and promptly mailing the enclosed proxy card in the return envelope provided, (2) calling the toll-free number listed on the proxy card, or (3) using the Internet as indicated on the proxy card.

ARIAD PHARMACEUTICALS, INC.

26 Landsdowne Street
Cambridge, Massachusetts 02139-4234
____________________

PROXY STATEMENT
____________________

INFORMATION ABOUT THE MEETING AND VOTING

Materials Mailed to Stockholders

This proxy statement and the accompanying Notice of Annual Meeting and form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of ARIAD Pharmaceuticals, Inc. to be used at our 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 14, 2006 at 10:00 a.m., Eastern Time, at our offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234 and at any adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting. These proxy materials are being mailed to all stockholders entitled to notice of and to vote at the Annual Meeting on or about May 9, 2006.

Although not part of this proxy statement, we are also sending along with this proxy statement our 2005 Annual Report, which includes our financial statements for the fiscal year ended December 31, 2005. You can also find a copy of our 2005 Annual Report on Form 10-K, as amended, on the Internet through the electronic data system of the Securities and Exchange Commission (“SEC”) called EDGAR at www.sec.gov or through the investor relations section of our website at www.ariad.com.

Summary of Proposals to be Voted Upon By Stockholders

Proposal 1: Election of three Class 3 Directors to Hold Office Until the 2009 Annual Meeting

Our Board of Directors is divided into three classes of directors. Each class is elected to serve for a staggered three-year term. This year, three current Class 3 directors have been nominated to serve until the 2009 Annual Meeting and until their successors have been duly elected and qualified. Nominated directors include:

•	Harvey J. Berger, M.D., our Chairman and Chief Executive Officer, who has served on our Board of Directors since April 1991,

•	Michael D. Kishbauch, who has served on our Board of Directors since September 2004, and

•	Burton E. Sobel, M.D., who has served on our Board of Directors since June 2002.

The Board of Directors recommends that stockholders vote “FOR” Proposal 1.

Proposal 2: Approval of Adoption of the 2006 Long-Term Incentive Plan and Reservation of 4,500,000 Shares of Common Stock for Stock Options and Other Equity-Based Grants Which may be Awarded Under the 2006 Long-Term Incentive Plan.

Our Board of Directors believes that the effective use of stock-based long-term incentive compensation is vital to ARIAD’s ability to achieve strong performance in the future. Our Board of Directors also believes that approval of the 2006 Long-Term Incentive Plan will enable us to continue to attract and retain the highest caliber of employees, directors and consultants, to link incentive rewards to our performance and to encourage employee ownership in our stock.

We currently have approximately 191,600 shares available for award under our existing equity incentive plans. The proposal provides for the reservation of 4,500,000 shares of our common stock for grant under the 2006 Long-Term Incentive Plan.

The Board of Directors recommends that stockholders vote “FOR” Proposal 2.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2006. The Board of Directors has ratified this selection. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1991.

The Board of Directors recommends that stockholders vote “FOR” Proposal 3.

Proxies

Holders of our common stock who are entitled to vote are urged to sign the enclosed proxy card and return it promptly in the return envelope provided or to vote by telephone or the Internet by following the instructions on the enclosed proxy card. Proxies will be voted in accordance with such holders’ directions. If no directions are given, proxies will be voted “FOR” the election as Class 3 directors of the nominees named herein, “FOR” the adoption of the 2006 Long-Term Incentive Plan and the reservation of 4,500,000 shares of our common stock for stock options and other equity-based grants which may be awarded under the 2006 Long-Term Incentive Plan, and “FOR” ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and, as to any other business that may come before the Annual Meeting, in accordance with the judgment of the person or persons named in the proxy. The Board of Directors knows of no other business to be presented at the Annual Meeting. The proxy may be revoked at any time prior to the voting thereof by providing written notice of revocation to us at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, Attention: Laurie A. Allen, Esq., Senior Vice President, Chief Legal Officer and Secretary. The proxy may also be revoked by submitting to us prior to the Annual Meeting a more recently dated proxy or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing to stockholders this proxy statement and accompanying materials, will be borne by us. In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by our officers, directors and employees, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. Such parties will be reimbursed for their reasonable expenses incurred in connection with these activities.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on April 19, 2006 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On that date, there were 62,097,526 shares of common stock outstanding. Each share of common stock is entitled to one vote. Accordingly, a total of 62,097,526 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Establishing a Quorum

One-third of the shares of outstanding common stock entitled to vote, whether present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Shares as to which a broker indicates that it has no discretion to vote and which are not voted, known as “broker non-votes,” will be considered present at the Annual Meeting for the purpose of determining the presence of a quorum. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Annual Meeting for purposes of determining a quorum.

Votes Required, Broker Non-Votes and Abstentions

•
Proposal 1: The affirmative vote of a plurality of the shares of common stock cast by the stockholders present in person or represented by proxy at the Annual Meeting is required to elect the nominees for election as Class 3 directors. Thus, broker non-votes and withholding authority will have no effect on the outcome of the vote for the election of directors. Brokers do, however, have discretionary authority to vote shares held in their name on this proposal, even if they do not receive instructions from the beneficial owner.

•
Proposal 2: The affirmative vote of a majority of votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting is required to approve the adoption of our 2006 Long-Term Incentive Plan and the reservation of 4,500,000 shares of our common stock for awards which may be made under the Plan. Brokers do not have discretionary authority to vote shares held in their name on this proposal if they do not receive instructions from the beneficial owner. However, because broker non-votes and abstentions are not considered to be votes cast, they will have no effect on the vote for this proposal.

•
Proposal 3: The affirmative vote of a majority of votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2006. Because broker non-votes and abstentions are not considered to be votes cast, they will have no effect on the vote for this proposal. Brokers do, however, have discretionary authority to vote shares held in their name on this proposal, even if they do not receive instructions from the beneficial owner. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2006, the Audit Committee of our Board of Directors will reconsider its selection.

BOARD OF DIRECTORS

The Board of Directors currently consists of nine members classified into three classes. At each annual meeting of stockholders, the term for one class of directors expires, and directors are elected for a full term of three years to succeed the directors of such class. Set forth below is certain biographical information for each of the three individuals nominated by the Board of Directors for election as Class 3 directors at this Annual Meeting, as well as for each of the continuing Class 1 and Class 2 directors whose terms expire at the annual meeting in either 2007 or 2008, respectively, or at such time as such director’s successor is duly elected and qualified.

Nominees as Class 3 Directors (Term to Expire in 2009)

Harvey J. Berger, M.D., 55, is our principal founder and has served as our Chairman of the Board and Chief Executive Officer since April 1991, and served as our President from April 1991 to September 2003 and from December 2004 to present. From 1986 to 1991, Dr. Berger held a series of senior management positions at Centocor, Inc., a biotechnology company, including Executive Vice President and President, Research and Development Division. He also has held senior academic and administrative appointments at Emory University, Yale University and the University of Pennsylvania and was an Established Investigator of the American Heart Association, Inc. Dr. Berger is a director of PTC Therapeutics, Inc., a privately held biotechnology company. Dr. Berger received his A.B. degree in Biology from Colgate University and his M.D. degree from Yale University School of Medicine and did further medical and research training at the Massachusetts General Hospital and Yale-New Haven Hospital.

Michael D. Kishbauch, 57, one of our Directors since September 2004, has been President and Chief Executive Officer of Achillion Pharmaceuticals, Inc., a privately held biopharmaceutical company since July 2004. Previously, Mr. Kishbauch was President and Chief Executive Officer of OraPharma, Inc., a biotechnology company, from 1996 until 2003 when it was acquired by Johnson & Johnson. Subsequently, from 2003 to 2004, he was President of the OraPharma division of Johnson & Johnson. From 1992 to 1995, he held various senior management positions at MedImmune, Inc., a biotechnology company, as President and Chief Operating Officer and Executive Vice President, Operations. From 1987 to 1992, Mr. Kishbauch was Vice President, Product Planning and Promotion of the Pharmaceuticals Division of Ciba-Geigy Corporation, and from 1982 to 1987, he was Executive Director of Product Management. Mr. Kishbauch received his M.B.A. degree from the Wharton School at the University of Pennsylvania and his B.A. degree in Biology from Wesleyan University.

Burton E. Sobel, M.D., 68, one of our Directors since June 2002, has been E.L. Amidon Professor and Professor of Biochemistry at the University of Vermont since 1994. He was also Physician-in-Chief from 1994 to 2005 and is currently, Director of the Cardiovascular Research Institute since 2005 at the University of Vermont. Dr. Sobel was a trustee of Fletcher Allen Health Care Center, in Burlington, Vermont from 1998 to 2004. Previously, he held senior academic and administrative positions at Washington University School of Medicine, from 1973 to 1994, and at the University of California, San Diego, from 1968 to 1973. Dr. Sobel is a director of New River Pharmaceuticals, Inc., a specialty pharmaceutical company, Nuvelo, Inc., a biopharmaceutical company, and Clinical Data, Inc., a biopharmaceutical company. Dr. Sobel completed postgraduate training at the Peter Bent Brigham Hospital, Boston and the National Institutes of Health, Bethesda and received his M.D. degree from Harvard University and his A.B. from Cornell University.

Continuing Class 1 Directors (Term to Expire in 2007)

Athanase Lavidas, Ph.D., 58, one of our Directors since September 2003, is the Chairman and Chief Executive Officer of Lavipharm Group, a pharmaceutical, cosmetics and consumer health products company in Greece, a position he has held since 1976. Dr. Lavidas is also Chairman of the Greece - U.S. Business Council and the Hellenic Entrepreneurs Association, and Vice Chairman of the board of directors of the Federation of Greek Industries. He received his B.S. and M.S. degrees from the University of Munich, his M.B.A. from the Institut Superior de Marketing et Management in Paris, and his Ph.D. from the University of Athens.

Peter J. Nelson,  48, one of our Directors since November 2004, is Managing Partner of Morecombe Partners, a

management consulting firm. Previously, from 2004 to 2005, he was Co-Chief Executive Officer of National Beverage Properties, Inc., a private real estate investment firm and, from 1997 to 2004, he was Senior Vice President-Operations, Chief Financial Officer, and Treasurer of Alexandria Real Estate Equities, Inc., a NYSE real estate investment trust principally providing scientific research space to life science entities and biotechnology companies. He currently continues to serve as Corporate Secretary of Alexandria Real Estate Equities, Inc. Previously, from 1995 to 1997, Mr. Nelson was Chief Financial Officer of Lennar Partners, Inc. (nka LNR Property Corporation). From 1986 to 1995, he also held senior management positions at Public Storage, Inc. and Westrec Properties, Inc. From 1980 to 1986, Mr. Nelson was an audit manager at Ernst & Young, LLP. Mr. Nelson received his B.S. degree from California State University, Northridge and is a certified public accountant.

Mary C. Tanner, 54, one of our Directors since September 2003, is founder and Managing Director of Life Sciences Partners, a healthcare investment and advisory firm. Previously, from 2001 to 2004, she was Senior Managing Director at Bear, Stearns & Co. Inc., a financial services company. Prior to Bear, Stearns, Ms. Tanner was a healthcare consultant from 2000 to 2001 and held various positions at Lehman Brothers Inc., a financial services company, including Managing Director and head of the health care practice, from 1984 to 2000. She was the first woman managing director at Lehman Brothers. Ms. Tanner received her B.A. degree from Harvard University.

Continuing Class 2 Directors (Term to Expire in 2008)

Jay R. LaMarche, 59, one of our Directors since January 1992, has served as a financial advisor since November 2000. Previously, he served as our Chief Financial Officer and Treasurer from January 1992 to November 2000 and as our Executive Vice President from March 1997 to November 2000. Mr. LaMarche was our Senior Vice President, Finance from January 1992 to February 1997. Prior to joining us, he was Chief Financial Officer and a Director of ChemDesign Corporation, a fine chemicals manufacturer. Previously, Mr. LaMarche was a partner with Deloitte Haskins & Sells, a public accounting firm. Mr. LaMarche received his B.B.A. degree in Public Accountancy from the University of Notre Dame and served as an officer in the United States Navy.

Sandford D. Smith, 59, one of our Directors since October 1991 and our Vice Chairman since January 1999, is Corporate Vice President and President, Genzyme Europe and International for Genzyme Corporation, a biotechnology company. From October 1997 to December 2000, he was President, Therapeutics International and from May 1996 to September 1996, Vice President and General Manager, Specialty Therapeutics and International Group for Genzyme. Mr. Smith was President and Chief Executive Officer and a Director of RepliGen Corporation, a biotechnology company, from 1986 to March 1996. Mr. Smith previously held a number of positions with Bristol-Myers Squibb Company from 1977 to 1986, including, most recently, Vice President of Corporate Development and Planning for the United States Pharmaceutical and Nutritional Group. Mr. Smith earned his B.A. degree from the University of Denver.

Elizabeth H. S. Wyatt, 58, one of our Directors since June 2002, held various senior management positions over a period of twenty years at Merck & Co., Inc., most recently, from 1992 to 2000, as Vice President, Corporate Licensing. She also served in leadership positions in corporate licensing from 1980 to 1992 at Merck. Previously, she held administrative positions at Harvard Business School, Doyle Dane Bernbach, and Boston College. Ms. Wyatt is a director of MedImmune, Inc., Neose Technologies, Inc., and The Medicines Company, all biopharmaceutical companies. She received her M.B.A. from Harvard Business School, her M.Ed. in education from Boston University, and her B.A. from Sweet Briar College, Virginia.

Corporate Governance

The Board of Directors has established a Nominating and Corporate Governance Committee, along with general guidelines for corporate governance. These guidelines address selection and composition of the Board of Directors, compensation and performance of directors, the structure and operations of the committees of the Board, the establishment and implementation of corporate governance guidelines, principles and practices, leadership development and succession planning. The Nominating and Corporate Governance Committee is responsible for the establishment, implementation and oversight of the Corporate

Code of Conduct and Ethics and specific corporate governance guidelines, policies and practices. The following sections describe these guidelines. Our corporate governance guidelines are publicly available on the Investor Relations section of our website at www.ariad.com under the heading captioned “Corporate Governance.”

Additional Information Concerning the Board of Directors and its Committees

Meeting Attendance

The Board of Directors held six regular meetings in 2005. The Board of Directors has four standing committees, (1) the Executive Committee, (2) the Compensation Committee, (3) the Audit Committee and (4) the Nominating and Corporate Governance Committee. These committees held a total of eleven meetings during fiscal year 2005. No director during the time in which such director served as our director attended fewer than 75% of the aggregate number of meetings held during the fiscal year by the Board of Directors and the committees of the Board on which he or she served. For purposes of this measurement, meetings do not include actions taken by written consent.

Director Independence

Our Board of Directors has determined that each of the following directors is an “independent director” as such term is defined by The Nasdaq Stock Market, Inc. (“Nasdaq”):

•	Michael D. Kishbauch

•	Athanase Lavidas, Ph.D.

•	Peter J. Nelson

•	Sandford D. Smith

•	Burton E. Sobel, M.D.

•	Mary C. Tanner

•	Elizabeth H.S. Wyatt

The Board of Directors has also determined that each member of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to each such committee prescribed by Nasdaq and the SEC. The Board of Directors has further determined that Mr. Nelson is an “audit committee financial expert” in accordance with the rules of the SEC.

The Nominating and Corporate Governance Committee has reviewed each director’s status by applying the legal standards for director independence and the criteria applied to determine “audit committee financial expert” status and by evaluating self-evaluation questionnaires and other information supplied by each director. On the basis of this review, the Nominating and Corporate Governance Committee delivered a report to the Board of Directors upon which the Board of Directors made its determinations of each director’s status.

The Executive Committee

The current members of our Executive Committee are Dr. Berger, who is the chairperson, Mr. LaMarche and Ms. Wyatt. The Executive Committee has and may exercise certain powers and authority of the Board of Directors in connection with the management and affairs of ARIAD. The Executive Committee held one meeting in 2005.

The Compensation Committee

The current members of our Compensation Committee are Dr. Sobel, who is the chairperson, and Messrs.

Kishbauch and Smith. The Committee’s primary function is to act on behalf of the Board of Directors with respect to our general compensation and benefit practices, particularly as they relate to executive and other officers. The Compensation Committee reviews and approves compensation and retention policies and philosophy for ARIAD; considers management succession and related matters; sets the annual salary and other elements of total compensation of our chief executive officer, subject to approval or ratification by the full Board of Directors, and annually reviews the total compensation of all other officers; approves and recommends to the full Board of Directors the adoption of, and suggested changes to, any incentive compensation or equity plan; administers our stock option and stockbased compensation plans and programs and the issuance of awards pursuant to those plans, including approval of all grants; administers our deferred compensation plans, including approval of all grants; examines on a periodic basis our total compensation structure to ensure that we are properly rewarding our personnel and ensuring their long-term retention; and conducts an annual review of our chief executive officer’s performance with respect to performance of the business, accomplishment of long-term strategic objectives, management development, and other criteria. The Compensation Committee held nine meetings (including actions taken by written consent) in 2005. A copy of the Compensation Committee’s charter is publicly available on the Investor Relations section of our website at www.ariad.com under the heading captioned “Corporate Governance.” Please also see the Report of the Compensation Committee set forth elsewhere in this proxy statement.

The Audit Committee

The current members of our Audit Committee are Mr. Nelson, who is the chairperson, Mr. Kishbauch and Ms. Wyatt. The Audit Committee serves as the representative of the Board of Directors in overseeing and monitoring the processes management has in place to maintain the reliability and integrity of our accounting policies and financial reporting processes, to ensure the adequacy of internal accounting, financial reporting and disclosure controls, and to comply with legal and regulatory requirements that may impact our financial reporting and disclosure obligations. The Audit Committee is also responsible for reviewing the qualifications, independence and performance of, and selecting or replacing, if necessary, our independent registered public accounting firm and approving all audit and non-audit services and fees related thereto. In addition, the Audit Committee is responsible for reviewing, in consultation with our management and independent registered public accounting firm, the scope and results of (1) reviews of our quarterly financial statements, (2) audits of our annual financial statements, and (3) audits of our system of internal control over financial reporting and management’s assessment of the effectiveness thereof. The Audit Committee may also perform other duties and responsibilities as the Audit Committee or the Board of Directors deems appropriate or necessary, including reviewing, evaluating and approving related-party or similar transactions or relationships. The Audit Committee maintains a written charter that outlines its responsibilities, which it reviews and reassesses annually and recommends any changes to the Board of Directors for approval. A copy of the Audit Committee’s charter is publicly available on the Investor Relations section of our website at www.ariad.com under the heading captioned “Corporate Governance.” The Audit Committee held seven meetings in 2005. Portions of some of these meetings were held with representatives of our independent registered public accounting firm without management present. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

The Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Mr. Smith, who is the chairperson, Dr. Lavidas and Ms. Tanner. The functions of the Nominating and Corporate Governance Committee include making recommendations to the full Board of Directors as to particular nominees for election or appointment to the Board of Directors; making recommendations to the full Board of Directors as to the membership, structure and operations of the committees of the Board; reviewing and assessing the adequacy of our corporate governance guidelines, principles and practices and recommending changes to the full Board of Directors for approval; monitoring compliance with our Corporate Code of Conduct and Ethics; and reviewing and maintaining oversight of matters relating to the independence, operation and effectiveness of the Board and committee members.

The Nominating and Corporate Governance Committee may consider candidates recommended by stockholders, as well as from other sources such as other directors or officers or other appropriate sources.

For all potential candidates, the Nominating and Corporate Governance Committee may consider any factors it deems relevant, including, among other factors, a candidate’s personal integrity and judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a priority need on the Board, the willingness of the candidate to commit sufficient time to attend to his or her duties or responsibilities as a director of a public company, and concern for the long-term interests of our stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at our 2007 Annual Meeting of Stockholders, such a recommendation should be submitted in writing to the Nominating and Corporate Governance Committee, c/o Laurie A. Allen, Esq., Secretary, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234. Any such written recommendation should include a minimum of the following: (a) all information relating to such person that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (b) the name(s) and address(es) of the stockholder(s) making the recommendation; and (c) appropriate biographical information and a statement as to the qualification for service on our Board of Directors of the recommended person. Any such recommendation should be submitted in the time frame for stockholder proposals which are to be included in proxy materials for the Annual Meeting to be held in 2007 under the caption “Stockholders’ Proposals and Nominations for Director for 2007 Annual Meeting” set forth elsewhere in this proxy statement.

The Nominating and Corporate Governance Committee held one meeting in 2005. A copy of the Nominating and Corporate Governance Committee’s charter is publicly available on the Investor Relations section of our website at www.ariad.com under the heading captioned “Corporate Governance.”

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2005, Dr. Sobel and Messrs. Smith and Kishbauch served as members of our Compensation Committee. In 2005, none of our executive officers served on the Board of Directors or Compensation Committee of any entity that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee. There is no family relationship between or among the members of our Board of Directors or executive officers.

Director Compensation

Through December 2005, new members of our Board of Directors received options to purchase 25,000 shares of common stock of the Company when first elected, vesting ratably over three years from the date of the award. Annually, each member of our Board of Directors other than Dr. Berger (the “non-employee directors”) received grants of common stock or stock options to compensate them for service on the Board of Directors for the coming year. In January 2005, we granted 10,000 shares of common stock under our 2001 Stock Plan to each of Mr. Smith, Mr. Kishbauch, Mr. LaMarche, Dr. Lavidas, Mr. Nelson, Dr. Sobel, Ms. Tanner and Ms. Wyatt. The shares were not subject to repurchase by the Company. Non-employee directors do not receive any cash compensation for service on the Board of Directors or its committees except for the reimbursement of their reasonable expenses incurred in attending Board and Committee meetings.

Effective in January 2006, the Board approved new provisions for compensating non-employee directors. In addition to the award of options to purchase 25,000 shares of common stock granted when first elected to the Board, each non-employee director will receive options to purchase 20,000 shares of common stock upon re-election to the Board, vesting ratably over three years from the date of grant. The exercise price will be the fair market value of the common stock of the Company on the date of grant. The options will have a term of ten years. In addition, on an annual basis commencing in 2006, non-employee directors in January of each year will receive either 10,000 shares of restricted stock or 10,000 restricted stock units, as elected by each director in his or her discretion, for their service in that year. The underlying shares of common stock will not be subject to repurchase by the Company. Issuance of shares under the terms of the restricted stock units will be subject to payment limitations under Section 409A of the Internal Revenue Code. No other compensation, in the form of cash or otherwise, will be paid to non-employee directors other than reimbursement of their reasonable expenses incurred in attending Board and Committee meetings.

Stockholder Communications with the Board of Directors

Stockholders wishing to submit written communications to the Board of Directors should send their communications to our Chief Legal Officer, Attention Corporate Governance, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, MA 02139-4234. All stockholder communications will be considered by the Nominating and Corporate Governance Committee.

Our Policy With Respect to Director Attendance at Our Annual Meetings

We encourage, but do not require, all incumbent directors, as well as all nominees for election as director, to attend our annual meetings of stockholders. All of our incumbent directors who were directors as of our 2005 Annual Meeting of Stockholders attended the meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All related-party transactions are reviewed and approved in advance by our Audit Committee or another independent body of the Board of Directors.

Our majority-owned subsidiary, ARIAD Gene Therapeutics, Inc. (“AGTI”), holds licenses from Harvard University, Stanford University and other universities relating to our ARGENT cell-signaling regulation technology and owns the intellectual property on our mTOR inhibitors derived from our ARGENT programs, including AP23573. Minority stockholders of AGTI, including Harvard University, Stanford University, several of our scientific advisors, and several current and former members of our management and Board of Directors, own 20% of the issued and outstanding common stock of AGTI. We own the remaining 80% of the issued and outstanding common stock of AGTI. Four members of our management team and/or Board of Directors own approximately 5.6% of the outstanding common stock of AGTI. Harvey J. Berger, M.D. owns 3.2%; David L. Berstein, Esq. owns 0.3%; John D. Iuliucci, Ph.D. owns 0.6%; and Jay R. LaMarche owns 1.5%. AGTI has a right of first refusal on the sale to third parties of approximately 75% of the minority stockholders’ AGTI shares. AGTI does not have a call option or a right to require the minority stockholders to sell their shares to ARIAD. Two of our directors, Harvey J. Berger, M.D., our Chairman, and Jay R. LaMarche, are the sole directors of AGTI. As part of the formation of AGTI, we entered into agreements with AGTI to provide for the operations of AGTI, which were amended in March 2002.

As part of an employment agreement, we extended a $75,000 relocation loan to Laurie A. Allen, our Senior Vice President, Chief Legal Officer and Secretary, pursuant to a promissory note dated July 24, 2002, and secured by a second mortgage on her residence in Massachusetts. The Company forgave the loan on July 24, 2005 due to Ms. Allen’s continuous service with us.

In August 2005, we engaged Lehman Brothers to serve as sole book-running manager for our public offering of common stock, for which they received underwriting discounts and commissions of $2,018,250. In addition, Lehman Brothers provided assistance to us in connection with our January 2005 transaction with Medinol Ltd. for the development of drug-eluding stents, for which Lehman Brothers earned a fee of $200,000. The spouse of Mary C. Tanner, one of our Directors, is a vice chairman of Lehman Brothers. We believe the transactions with Lehman Brothers were entered into on terms no less favorable to us than we could have obtained from unaffiliated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 19, 2006, certain information with respect to (i) each person (including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to us to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer named in the Summary Compensation Table under “Executive Compensation” and (iv) all directors and executive officers as a group. In accordance with the rules promulgated by the SEC, such ownership includes shares currently owned, as well as shares that the named person has the right to acquire within 60 days of April 19, 2006, including, but not limited to, shares that the named person has the right to acquire through the exercise of any option. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the common stock shown as beneficially owned. Percentage ownership is based on 62,097,526 shares of common stock outstanding as of April 19, 2006.

Stock Ownership by Management, Directors and 5% Beneficial Owners

Name and Address**	Number and Nature of Shares Beneficially Owned***		Percent of Class

OrObiMed Advisors LLC 767 Third Avenue, 30th Floor New York, NY 10017	5,696,200	(1)	9.2%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	4,052,811	(2)	6.5%
Harvey J. Berger, M.D.	780,318	(3)	1.3%
Laurie A. Allen, Esq.	245,575	(4)	*
Camille L. Bedrosian, M.D.	76,152	(5)	*
David L. Berstein, Esq.	308,753	(6)	*
Edward M. Fitzgerald	133,000	(7)	*
John D. Iuliucci, Ph.D.	378,181	(8)	*
Michael D. Kishbauch	28,334	(9)	*
Jay R. LaMarche	495,029	(10)	*
Athanase Lavidas, Ph.D.	36,667	(11)	*
Peter J. Nelson	30,734	(12)	*
Sandford D. Smith	221,705	(13)	*
Burton E. Sobel, M.D.	80,000	(14)	*
Mary C. Tanner	51,667	(15)	*
Elizabeth H.S. Wyatt	71,000	(16)	*
All directors and executive officers as a group (16 persons)	3,236,604	(17)	4.9%

*	Indicates less than one percent of the outstanding shares of common stock.
**	Addresses are given for beneficial owners of more than 5% of the outstanding common stock only.
***
Attached to each share of common stock is a preferred share purchase right to acquire a number of shares of common stock having a market value at that time of twice the right’s exercise price, which rights are not presently exercisable.

(1)
This information is based solely on information contained in a Schedule 13G/A that was filed with the SEC on February 2, 2006 by OrbiMed Advisors LLC, OrbiMed Capital LLC and Samuel D. Isaly, according to which OrbiMed Advisors LLC shares voting and dispositive power with respect to 2,916,800 shares of common stock, OrbiMed Capital LLC shares voting and dispositive power with respect to 2,779,400 shares and Samuel D. Isaly shares voting and dispositive power with respect to 5,696,200 shares.

(2)
This information is based solely on information contained in a Schedule 13G that was filed with the SEC on February 14, 2006 by Wellington Management Company, LLP. Wellington Management Company, LLP has sole dispositive power with respect to 4,052,811 shares and shared voting power with respect to 2,053,900 shares.

(3)	Includes 427,355 shares issuable upon exercise of stock options.
(4)	Includes 245,000 shares issuable upon exercise of stock options.
(5)	Includes 75,000 shares issuable upon exercise of stock options.
(6)	Includes 206,000 shares issuable upon exercise of stock options.
(7)	Consists of 133,000 shares issuable upon exercise of stock options.
(8)	Includes 319,500 shares issuable upon exercise of stock options.
(9)	Includes 8,334 shares issuable upon exercise of stock options and 10,000 shares issuable on January 17, 2007 pursuant to the terms of Restricted Stock Units.
(10)
Includes 110,000 shares issuable upon exercise of stock options, 10,000 shares issuable on January 17, 2008 pursuant to the terms of Restricted Stock Units and 6,696 shares held by Mr. LaMarche’s spouse.

(11)	Includes 16,667 shares issuable upon exercise of stock options.
(12)	Includes 8,334 shares issuable upon exercise of stock options.
(13)	Includes 125,500 shares issuable upon exercise of stock options and 10,000 shares issuable on January 17, 2009 pursuant to the terms of Restricted Stock Units.
(14)	Consists of 70,000 shares issuable upon exercise of stock options and 10,000 shares issuable on January 17, 2008 pursuant to the terms of Restricted Stock Units.
(15)	Includes 16,667 shares issuable upon exercise of stock options.
(16)	Includes 40,000 shares issuable upon exercise of stock options and 10,000 shares issuable on January 17, 2010 pursuant to the terms of Restricted Stock Units.
(17)	See notes 3 through 16 above. Also includes 230,360 shares issuable upon the exercise of stock options held by executive officers not listed in the table above.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers:

Name	Age	Position

Harvey J. Berger, M.D.	56	Chairman of the Board of Directors, Chief Executive Officer and President
Laurie A. Allen, Esq.	45	Senior Vice President, Legal and Business Development, Chief Legal Officer, and Secretary
David L. Berstein, Esq.	53	Senior Vice President, Chief Patent Counsel
Timothy P. Clackson, Ph.D.	40	Senior Vice President, Chief Scientific Officer
Edward M. Fitzgerald	51	Senior Vice President, Finance and Corporate Operations, Chief Financial Officer and Treasurer
John D. Iuliucci, Ph.D.	63	Senior Vice President, Chief Development Officer
Camille L. Bedrosian, M.D.	53	Vice President, Chief Medical Officer
Richard W. Pascoe	42	Vice President, Chief Commercial Officer

For biographical information on Dr. Berger, see “Board of Directors” above in this proxy statement.

Laurie A. Allen, Esq. has served as our Senior Vice President, Legal and Business Development, since June 2005, as Chief Legal Officer since March 2002 and as our Secretary since January 1999. Previously, from January 1999 to December 1999, she served as our Senior Vice President, Corporate Development and Legal Affairs and General Counsel. From January 2000 to March 2002, Ms. Allen was Senior Vice President, Business Development and Legal Affairs at Alexandria Real Estate Equities, Inc., a real estate investment trust. Previously, she was a partner with the law firm of Brobeck, Phleger & Harrison, LLP from January 1996 to December 1998. She also was an associate with Brobeck, Phleger & Harrison, LLP from February 1991 to December 1995. Ms. Allen received her A.B. degree in History from the University of California, Los Angeles, her L.L.M. degree in taxation from New York University and her J.D. degree from Emory University School of Law.

David L. Berstein, Esq. has served as our Senior Vice President and Chief Patent Counsel since June 2000. Previously, he served as our Vice President and Chief Patent Counsel from September 1993 to June 2000. Prior to joining us, from 1990 through 1993, Mr. Berstein was Patent Counsel at BASF Bioresearch Corporation, a biotechnology company, where he was responsible for intellectual property matters, including patents and licensing. From 1985 to 1990, Mr. Berstein was a patent attorney at Genetics Institute, Inc., a biotechnology company, where he was involved in various aspects of the patent process from patent procurement through litigation. Mr. Berstein joined Genetics Institute from the law firm of Cooper & Dunham LLP. Mr. Berstein received his B.S. degree from the University of Michigan and his J.D. degree from Fordham University School of Law.

Timothy P. Clackson, Ph.D. has served as our Senior Vice President and Chief Scientific Officer since September 2003. Previously, he served as our Senior Vice President, Science and Technology from June 2002 to September 2003, as our Vice President, Gene Therapy and Genomics from June 2000 to June 2002, as our Director, Gene Therapy from August 1999 to June 2000 and as our Department Head, Gene Therapy Biology from March 1999 to August 1999. Prior to joining us in December 1994, Dr. Clackson was a postdoctoral fellow at Genentech, Inc., a biotechnology company from 1991 to 1994, where he studied the molecular basis for human growth hormone function. Dr. Clackson received his B.A. degree in Biochemistry from the University of Oxford. Dr. Clackson received his Ph.D. degree in Biology from the University of Cambridge, for research conducted at the MRC Laboratory of Molecular Biology into antibody engineering and the development of phage display technology.

Edward M. Fitzgerald has served as our Senior Vice President, Finance and Corporate Operations since June 2005, and as Chief Financial Officer and Treasurer since May 2002. From 1998 to April 2002, he served as Senior Vice President, Chief Financial Officer and Secretary at AltaRex Corp., a biotechnology company. From 1992 to 1997, Mr. Fitzgerald held various management positions at BankBoston Corp., a financial services and commercial banking company. From 1989 to 1992, he was a partner at Arthur Andersen & Co. in the audit and business advisory practice. Previously, from 1978 to 1988, he also was at Arthur Andersen & Co. Mr. Fitzgerald received his B.S. degree in accounting and M.B.A. degree in finance from Babson College.

John D. Iuliucci, Ph.D. has served as our Senior Vice President and Chief Development Officer since September 2003. Previously, he served as our Senior Vice President, Drug Development from January 1999 to September 2003, as our Vice President, Drug Development from October 1996 to December 1998 and as our Vice President, Preclinical Development from June 1992 to September 1996. Prior to joining us, Dr. Iuliucci was Director of Preclinical Pharmacology and Toxicology at Centocor, Inc., a biotechnology company, from 1984 to 1992. From 1975 to 1984, Dr. Iuliucci headed the Drug Safety Evaluation Department at Adria Laboratories, a pharmaceutical company. He was a Senior Toxicologist at the Warner-Lambert Pharmaceutical Research Institute from 1972 to 1975. Dr. Iuliucci received his B.S. degree in Pharmacy and M.S. and Ph.D. degrees in Pharmacology from Temple University.

Camille L. Bedrosian, M.D. has served as our Vice President and Chief Medical Officer since September 2002. From 1997 to 2002, Dr. Bedrosian served in the Clinical Research and Development Department of Wyeth/Genetics Institute, Inc., most recently as Senior Director, Oncology/Hematology. From 1986 to 1997, she was a Fellow, an Associate, and then Assistant Professor of Medicine in the Division of Hematology and Oncology at Duke University Medical Center and the Duke Comprehensive Cancer Center. Dr. Bedrosian received her B.A. degree from Harvard University/Radcliffe College in Chemistry, her M.S. in Biophysics from M.I.T., and her M.D. from Harvard Medical School.

Richard W. Pascoe has served as our Vice President and Chief Commercial Officer since November 2005. From 2000 to 2005, Mr. Pascoe held various senior sales and marketing positions at King Pharmaceuticals, Inc., most recently as Senior Vice President, Marketing. From 1999 to 2000, he served as Director of Marketing at Medco Research, Inc. ,which was acquired by King Pharmaceuticals. Previously, from 1997 to 1999, Mr. Pascoe was Southern Region Manager at Cor Therapeutics, Inc. Prior to Cor, he held various positions in the commercial groups at B. Braun Interventional and The BOC Group. Mr. Pascoe also served as a Commissioned Officer with the U.S. Army 24th Infantry Division, including being advisor to the Brigade Commander during Operation Desert Storm. Mr. Pascoe received his B.S. degree in Leadership Studies from the United States Military Academy in West Point, NY.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth aggregate amounts of compensation paid or accrued by us for the years ended December 31, 2005, 2004 and 2003 for services rendered in all capacities, by our Chief Executive Officer and the five next-most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2005 (the “named executive officers”).

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
				Restricted	Securities
Name and		Base		Stock	Underlying	All Other
Principal Position	Year	Salary	Bonus (1)	Awards (2)	Options	Compensation (3)

Harvey J. Berger, M.D. Chairman, Chief Executive Officer, and President	2005 2004 2003	$504,000 480,000 455,000	-0- -0- -0-	$241,600 769,000 -0-	150,000 150,000 -0-	$ --- 6,000 5,870

Laurie A. Allen, Esq. Senior Vice President, Legal and Business Development, Chief Legal Officer and Secretary	2005 2004 2003	$288,000 265,000 245,000	$110,000 90,000 85,000	-0- -0- -0-	60,000 50,000 33,000	$6,285 2,242 -0-

Camille L. Bedrosian, M.D. Vice President, Chief Medical Officer	2005 2004 2003	$290,000 260,000 242,000	$110,000 95,000 75,000	-0- -0- -0-	70,000 70,000 30,000	$6,510 5,757 5,204

David L. Berstein, Esq. Senior Vice President, Chief Patent Counsel	2005 2004 2003	$288,000 275,000 259,000	$110,000 90,000 85,000	-0- -0- -0-	60,000 70,000 33,000	$6,012 5,662 13,557

Edward M. Fitzgerald Senior Vice President, Finance and Corporate Operations, Chief Financial Officer	2005 2004 2003	$288,000 262,000 238,000	$110,000 90,000 85,000	-0- -0- -0-	60,000 50,000 33,000	$6,017 5,379 5,738

John D. Iuliucci, Ph.D. Senior Vice President, Chief Development Officer	2005 2004 2003	$290,000 275,000 260,000	$115,000 90,000 85,000	-0- -0- -0-	70,000 55,000 40,500	$8,556 8,006 14,432

(1)
The amounts listed are for bonuses awarded and deferred under our 1997 Executive Compensation Plan or our 2005 Executive Compensation Plan which are, non-qualified, unfunded, deferred compensation plans. See “Executive Compensation -Executive Compensation Plans.”

(2)
The restricted stock awards to Dr. Berger consists of 40,000 shares of our common stock granted on December 13, 2005 valued at $6.04 per share, the restrictions on which lapse on January 13, 2007, and 100,000 shares of our common stock granted on January 15, 2004 valued at $7.69 per share, the restrictions on which lapsed on January 15, 2005. The per share values represent the closing sale prices of our common stock on the dates of grant. As of December 31, 2005, Dr. Berger held a total of 40,000 shares of restricted stock with a value of $234,000, based on the closing sale price of our common stock on December 31, 2005.

(3)
The amounts listed for each year consist of our matching contributions of up to $6,300 per year under our 401(k) plan and, in the case of Ms. Allen, Dr. Bedrosian, Mr. Berstein, and Dr. Iuliucci, include the aggregate difference between the fair market value and the purchase cost of common stock purchased under our 1997 Employee Stock Purchase Plan.

Option Grants in Last Fiscal Year

The following table sets forth information regarding each stock option granted during the fiscal year ended December 31, 2005 to each of the named executive officers.

	Individual Grants
	Number of Shares Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Granted (1)	Fiscal Year	(per share)	Date	5%	10%

Harvey J. Berger, M.D.	150,000	10.5%	$7.56	10/04/15	$713,167	$1,807,304

Laurie A. Allen, Esq.	60,000	4.2%	$7.56	10/04/15	$285,267	$722,922

Camille L. Bedrosian, M.D.	70,000	4.9%	$7.56	10/04/15	$332,811	$843,409

David L. Berstein, Esq.	60,000	4.2%	$7.56	10/04/15	$285,267	$772,922

Edward M. Fitzgerald	60,000	4.2%	$7.56	10/04/15	$285,267	$722,922

John D. Iuliucci, Ph.D.	70,000	4.9%	$7.56	10/04/15	$332,811	$843,409

(1)	Options to purchase shares of our common stock were granted under the 2001 Stock Plan. Options vest 25% annually over four years commencing on the first anniversary of the award.
(2)
These amounts, based on assumed annual appreciation rates of 5% and 10%, compounded annually, as prescribed by the rules of the SEC, are for illustration purposes only and are not intended to forecast possible future appreciation, if any, of our stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holder’s continued employment with us through the option exercise period and the date on which the option is exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the exercise of options to purchase our common stock by each of the named executive officers during the fiscal year ended December 31, 2005. In addition, this table includes the number of shares of our common stock covered by both exercisable and unexercisable stock options as of December 31, 2005 and the values of “in-the-money” options, which values represent the positive spread between the exercise price of such options and the market value of the common stock.

Name	Shares Acquired on Exercise(#)	Value Realized	No. of Shares Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised In-the Money Options At Fiscal Year-End Exercisable/Unexercisable

Harvey J. Berger, M.D.	0	0	416,855/332,500	$1,172,811/151,500 (1)

Laurie A. Allen, Esq.	0	0	220,000/135,000	$636,009/66,250 (1)

Camille L. Bedrosian, M.D.	0	0	75,000/155,000	$225,000/98,900 (1)

David L. Berstein, Esq.	0	0	196,500/122,500	$150,896/51,750 (1)

Edward M. Fitzgerald	0	0	108,000/135,000	$155,850/61,500(1)

John D. Iuliucci, Ph.D.	0	0	307,000/137,500	$776,225/54,850(1)

(1)	Based upon the closing price of a share of our common stock of $5.85 on the Nasdaq National Market on December 31, 2005, less the per share exercise price.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2005:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Option	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)

Equity Compensation Plans Approved by Securityholders	6,826,644(1)	$5.28	696,046(2)

Equity Compensation Plans not Approved by Securityholders	N/A	N/A	N/A

Total	6,826,644(1)	$5.28	696,046(2)

(1)
Consist of options to purchase 1,883,022 shares of common stock granted under our 1991 Stock Option Plans for Employees, Consultants, and Directors, options to purchase 215,000 shares of common stock granted under our 1994 Stock Option Plan for Non-Employee Directors, and options to purchase 4,728,622 shares of common stock granted under our 2001 Stock Plan.

(2)	Does not include an additional 4,500,000 shares that would be available for issuance under the 2006 Long-Term Incentive Plan if Proposal 2 is approved at the Annual meeting.

Retirement Savings Plan

Effective January 1, 1993, the Board of Directors adopted the ARIAD Retirement Savings Plan, which is intended to qualify under Section 401(k) of the Code covering all of our eligible employees. Pursuant to the plan, employees may elect to defer, in the form of contributions to the plan, from 1% to 60% of their current compensation up to the statutorily prescribed annual limit ($14,000 in 2005) and have the amount of the reduction contributed to the plan. We match and contribute to the plan 50% of the first 6% of compensation that eligible employees contribute to the plan. Employer matching contributions to the plan amounted to $215,000 for the year ended December 31, 2005.

1997 Employee Stock Purchase Plan

Our 1997 Employee Stock Purchase Plan qualifies as an employee stock purchase plan under Section 423 of the Code. The 1997 Employee Stock Purchase Plan permits all eligible employees to make quarterly purchases of our common stock at 85% of the lower of the closing price on the first or last day of the calendar quarter. Participation in the 1997 Employee Stock Purchase Plan is totally voluntary, and stock purchases are funded by payroll deductions established by the participant.

Executive Compensation Plans

Under our 1997 Executive Compensation Plan (the “1997 Plan”), participants were granted options to purchase shares of certain designated mutual funds at a discount equal to the amount of the award. Each option vests 25% per year over a four-year period, and the participant will not be taxed on the value of the mutual funds until the option is exercised. The 1997 Plan is a non-qualified, unfunded, deferred compensation plan.

As a consequence of changes in tax law affecting deferred compensation arrangements as of December 31, 2004, the 1997 Plan no longer qualifies for favorable federal income tax treatment and no further awards will be made under the 1997 Plan. In its place, the Board of Directors adopted a new 2005 Executive

Compensation Plan (the “2005 Plan”) effective as of October 1, 2005. The 2005 Plan is an unfunded, non-qualified, deferred compensation plan and is intended to comply with new requirements of Section 409A of the Code. The 2005 Plan allows for the Company to make deferred performance-based bonus awards to its executive officers, key employees and key advisors. In addition, participants may also be allowed from time to time to defer payment of salary and certain other cash-based compensation. Payment of deferred amounts (other than salary) may be contingent upon meeting certain vesting requirements. The terms of awards, including the acceleration or modification of vesting terms, are determined by the Compensation Committee in its sole discretion. The value of amounts deferred under the 2005 Plan is increased or decreased over time based on the actual total return of specified mutual funds.

Participants may choose to receive payment of their benefits in either a lump sum or annual installments (but not to exceed 20 years). A participant may subsequently change the form of payment or elect to defer the timing of payment, within certain limits, provided the change is elected at least twelve months before the previously scheduled date for commencement of payment. Any changes to the timing of payment must be deferred for at least five additional years.

Also as a result of the changes in tax law referred to above, the Board of Directors approved an amendment to the 1997 Plan providing for termination of all options under the 1997 Plan that had not vested as of December 31, 2004. The value of the investments as of October 1, 2005 subject to each such option, less the exercise price, was transferred to the 2005 Plan. Transferred amounts will continue to be subject to the vesting schedule applicable under the 1997 Plan but shall be paid under the terms and conditions of the 2005 Plan. In 2005, the Compensation Committee made discretionary awards under the 2005 Plan amounting to $962,000 to eleven members of our management. These awards vest 25% per year over a four-year period. At December 31, 2005, we have recorded a liability on our balance sheet of $1.3 million, representing the fair value of the balances outstanding under these plans.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Dr. Berger, our Chairman of the Board of Directors, Chief Executive Officer and President, has an employment agreement with us which commenced in January 1992 and terminates in December 2009. Dr. Berger’s employment agreement is automatically renewable for successive three-year terms unless terminated by either party. The agreement provides that he shall be employed as our Chief Executive Officer, shall be nominated for election to our Board of Directors, serve as Chairman of the Board and receive an annual base salary ($504,000 during 2005 and $544,000 in 2006 as recommended by the Compensation Committee and approved by the Board of Directors) increasing each year by at least 10% of the preceding year’s base salary, although he has not received such increments in each year of the term, including 2005 and 2006. Dr. Berger is eligible each year to receive a discretionary bonus, determined by the Board of Directors, of up to 50% of his annual base salary, although he has not received such cash bonuses in prior years, including in 2005. If we fail to renew Dr. Berger’s employment agreement, we are obligated to pay Dr. Berger, in addition to his compensation for the remainder of the term, a lump sum payment equal to two times Dr. Berger’s annual salary for the final year of the term and to provide for the immediate vesting and exercisability of all stock options and other equity rights.

Dr. Berger’s employment agreement provides that, if the agreement is terminated by either party upon the occurrence of certain events, including (i) our sale or merger (or stockholder approval of a merger agreement) or an acquisition of a substantial equity interest in us by a person or group of persons, (ii) if Dr. Berger is not elected to membership on our Board of Directors and named as Chairman or designated as Chief Executive Officer or ceases to be our highest ranking executive officer or ceases to control personnel decisions with respect to our employees, (iii) if we are in material breach of the terms of his employment agreement, (iv) if we are bankrupt or insolvent or (v) if we terminate Dr. Berger’s employment agreement without cause, (1) we will pay Dr. Berger the greater of (x) any remaining salary payable during the term of the agreement plus the maximum possible bonus for each year remaining in the term (taking into account, in both cases, obligated 10% increases in salary) and (y) an amount equal to twice his current annual salary and maximum bonus for the current year of employment (the “Severance Payment”) and (2) all of his stock options, stock grants and similar equity rights will immediately vest and become exercisable. We are not obligated to make the Severance Payment if we discharge Dr. Berger for cause. If the vesting of certain benefits and the payment of certain amounts by us to Dr. Berger are treated as payments in the nature of compensation that are contingent on a “change in control” (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), the deductibility of such payments could, depending upon the aggregate amount of such payments, be disallowed pursuant to Section 280G of the Code and an excise tax could be imposed on Dr. Berger pursuant to Section 4999 of the Code for which he would, pursuant to the employment agreement, be indemnified by us on a net after-tax basis. The employment agreement contains a non-competition provision that is effective during the term of the agreement and, if Dr. Berger is terminated for cause, for a period of one year following the date of termination.

We have also entered into employment agreements with Ms. Allen, Dr. Bedrosian, Mr. Berstein, Mr. Fitzgerald and Dr. Iuliucci. The agreements provide for employment through December 31, 2008 at annual base salaries increasing each year by an amount to be recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors. For the year ended December 31, 2005, Ms. Allen, Dr. Bedrosian, Mr. Berstein, Mr. Fitzgerald and Dr. Iuliucci earned base salaries of $288,000, $290,000, $288,000, $288,000 and $290,000, respectively (increased to $309,000 for each of these executive officers in 2006 as recommended by the Chief Executive Officer and approved by the Compensation Committee). In addition, each executive is eligible each year to receive a discretionary bonus, to be recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors, which may be paid in the form of deferred compensation under the 2005 Executive Compensation Plan, awards of our stock options or stock grants, or cash. The agreements are renewable for successive one-year terms with the mutual consent of the parties.

Our agreements with the above-named officers also provide that (i) for those who are senior vice presidents, upon a change of control, such officers will be entitled to receive, upon termination by the officer within 90 days after the change in control, any remaining salary payable during the term or six months’ salary, whichever is less, and all stock options held by such officers will immediately vest and become exercisable; and (ii) for any officer, upon termination by us, without cause, such officer will be entitled to receive his or her current salary for the remaining period of the applicable term, and all outstanding options that would have vested during such term shall vest immediately. These employment agreements contain a non-competition provision that is effective during the term of the agreement and for a period of one year following the date of termination.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total stockholder return on our common stock since December 31, 2000, with the total cumulative return of the Nasdaq Biotechnology Index and the Russell 2000® Index, each of which ARIAD is a member. The Russell 2000 Index is a market capitalization-weighted index of stock price performance for the 2,000 smallest companies in the Russell 3000® Index. Since the Russell 2000 Index is specifically designed to measure the stock price trends of smaller companies, we believe it is a meaningful index against which to compare our stock price performance.

The price of a share of common stock is based upon the closing price per share as quoted on the Nasdaq National Market on the last trading day of the year shown. The graph lines merely connect year-end values and do not reflect fluctuations between those dates. The comparison assumes $100 was invested on December 31, 2000 in our common stock and in each of the foregoing indices and further assumes reinvestment of dividends. We did not declare or pay any dividends during the comparison period. The stock price performance as shown in the graph below is not necessarily indicative of future stock price performance.

	2000	2001	2002	2003	2004	2005
ARIAD Pharmaceuticals, Inc.	100.00	112.21	48.84	156.84	156.42	123.16
Nasdaq Biotechnology Index	100.00	83.80	45.81	66.77	70.86	72.87
Russell 2000 Index	100.00	101.03	79.23	115.18	134.75	139.23

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board regarding executive compensation. The Compensation Committee’s membership and duties are described earlier in this proxy statement.

Compensation Philosophy

ARIAD’s overall compensation philosophy is based on the principles of competitive and fair compensation consistent with individual, program team and company performance. In particular, the executive compensation program is designed to attract, retain, motivate and reward executive officers by aligning a substantial portion of their total compensation with the achievement of priority strategic, research, development, and business goals, as well as individual and departmental performance objectives.

Aligning Pay With Performance

To align our executives’ compensation with performance, the Compensation Committee annually evaluates the performance of the Company and of our executives, including our Chief Executive Officer, based on the achievement of our corporate goals and objectives and each executive’s individual performance and contribution. Based on the results of its evaluation, the Compensation Committee determines the compensation of the Chief Executive Officer that it will recommend to the Board of Directors. The Chief Executive Officer is responsible for recommending the compensation of all other officers using the performance evaluation criteria set forth above which is subject to approval by the Compensation Committee.

External Competitiveness, Internal Equity

To ensure that compensation of our executives is competitive and that we are able to attract and retain key executives, the Compensation Committee compares our compensation practices and levels to those of other companies in the biotechnology and pharmaceutical industries with whom we compete for executive talent, especially in the greater Boston, Massachusetts market. The Compensation Committee relies on compensation statistics from various sources, including nation-wide and regional industry-specific surveys and specific companies in our industry, in determining appropriate total compensation levels. In 2005, we engaged an outside compensation consultant to assist with the comparison of our compensation practices and levels relative to the external sources described above. Our compensation target is to pay employees, including our executives, at approximately the 75th percentile of the range of annual compensation paid for comparable positions by these companies due to the competitiveness for talent in our market. Actual compensation may vary above or below this target depending upon our performance relative to corporate objectives, individual employee performance and the particular skill sets required by us to continue to achieve our objectives. To ensure fairness, we also strive to achieve equitable pay relationships between individual employees and between different organizational levels and functions within ARIAD, including the executive officers.

Key Elements of Compensation

The major elements of our compensation program are summarized below.

Base Salary. Base salary levels are designed to recognize an individual’s ongoing contribution to ARIAD, to be commensurate with an individual’s experience and organizational level and to be competitive with market benchmarks. Increases in annual salaries are based on demonstrated levels of core job competency, effectiveness in performing key job requirements and competitive base salary position versus market. The Compensation Committee does not use a specific formula based on these criteria but instead makes an evaluation in light of all such criteria in determining the Chief Executive Officer’s base salary and approving salary adjustments for other officers as recommended by the Chief Executive Officer.

Stock Programs. All employees are eligible to participate in ARIAD’s stock compensation programs, which are designed to directly align the long-term interests of employees and stockholders and to assist in the long-term retention of employees by providing a meaningful ownership stake in ARIAD. The size of stock options and/or stock grants is generally intended to reflect the individual’s position, the degree to which his or her contributions impacted our results in the past year, the importance of his or her critical skills for our future success, and our need to ensure his or her long-term retention by the Company.

We generally grant options to new employees when they start employment and to continuing employees on an annual basis based on performance and upon promotions to positions of greater responsibility. Stock options vest over a period specified by the Compensation Committee for each option and are exercisable for ten years from the date of grant to encourage employees to continue their employment with ARIAD. The exercise price for all stock options granted in 2005 equaled the fair market value of the underlying shares on the date of grant. Therefore, the stock options will eventually have value only if the value of the underlying shares increases.

Stock grants generally are only awarded to members of our senior management and provide the executive with immediate ownership of our common stock subject to repurchase rights or restrictions on sale or transfer. The terms of such grants are specified by the Compensation Committee for each stock grant.

All employees also are eligible to participate in the 1997 Employee Stock Purchase Plan. The Plan generally permits participants to purchase shares of our common stock at a discount of 15% from the fair market value of our common stock at the beginning or end of the applicable purchase period on an ongoing basis.

Annual Deferred Performance Awards. To date, we have not paid annual cash bonuses to our officers. Instead we award bonuses that provide for a deferred cash payment upon meeting vesting requirements under our 2005 Executive Compensation Plan. Awards under this plan are based on achievement of Company annual goals and objectives and individual performance and contribution. Participants may also be allowed from time to time to defer salary and certain other cash-based compensation. Amounts deferred under this plan are increased or decreased based on the actual total return of specified mutual funds. Performance-based deferred awards made in October 2005 become vested in four equal installments beginning on the first anniversary of the date of the award and are payable in equal installments on the fourth and fifth anniversary, subject to later payment at the executive’s election. Since the inception of the 2005 Plan and its predecessor plan, the 1997 Executive Compensation Plan, a total of twelve officers and key employees have received bonus awards in this plan and continue to vest in those awards. All features and terms of the 2005 plan are intended to comply with the requirements of Section 409A of the Code.

Chief Executive Officer’s Compensation

In determining Dr. Berger’s 2005 compensation, the Committee considered the effectiveness of Dr. Berger’s leadership of ARIAD and the resulting success in the attainment of priority goals, particularly those related to clinical development of its lead product candidate, regulatory filings, product pipeline development, financial strength of the Company and Dr. Berger’s overall compensation relative to that of other chief executives in the biotechnology industry.

For fiscal year 2005, Dr. Berger’s annual base salary was $504,000. In October 2005, Dr. Berger was awarded options to purchase 150,000 shares of our common stock under our 2001 Stock Plan. The exercise price is $7.56 per share which was the fair market value of our common stock on the date of grant. These options vest ratably over four years beginning on the one-year anniversary date of the award. In December 2005, Dr. Berger was awarded 40,000 shares of restricted stock of the Company. These shares are subject to our right to repurchase until the thirteen month anniversary of the date of grant.

In December 2005, upon extending Dr. Berger’s employment agreement until December 31, 2009, the Compensation Committee increased Dr. Berger’s base salary to $544,000, effective January 1, 2006.

The compensation actions described above are based on the Committee’s assessment of Dr. Berger’s ongoing performance, how his contributions impacted ARIAD’s results for 2005 and the importance of his continued leadership to our success in the future. The Committee believes that Dr. Berger’s 2005 total compensation was competitive, fair, and consistent with our corporate results and compensation philosophy.

Tax Policy

Section 162(m) of the Code generally disallows the deductibility of compensation paid to our chief executive officer and four other most highly compensated individuals to the extent it exceeds one million dollars per executive. The law exempts compensation that qualifies as being “performance-based” from this deduction limitation. The Compensation Committee retains discretion in determining executive compensation and reserves the right to exercise its discretion in determining compensation in excess of the limit when such payment is deemed appropriate. To date, all cash based compensation has not exceeded $1,000,000 annually to any of these executives, and stock options awarded under the plan are intended to qualify as “performance-based” compensation. Restricted stock awarded under the plan that vests based on continued service with The Company will not qualify as being performance-based, and may be non-deductible in part based on its future value and other compensation then being paid to the executive. The Compensation Committee will continue to monitor the requirements of the Code to determine what actions, if any, should be taken with respect to Section 162(m) relative to ARIAD’s executive compensation programs.

Members of the Compensation Committee During 2005
Burton E. Sobel, M.D.
Michael D. Kishbauch
Sandford D. Smith

REPORT OF THE AUDIT COMMITTEE

Management of the Company is responsible for our financial statements, financial reporting process and internal accounting, financial reporting and disclosure controls. Our independent registered public accounting firm is responsible for (1) performing an audit of our annual consolidated financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, (2) performing an audit of our system of internal control over financial reporting and of management’s assessment of the effectiveness thereof and expressing an opinion on such matters based on its audit, (3) reviewing our quarterly consolidated financial statements, and other procedures. The Audit Committee is responsible for overseeing and reviewing these processes.

In connection with fulfilling its responsibilities with respect to our consolidated financial statements for the year ended December 31, 2005, the Audit Committee reviewed and discussed the audited financial statements and related footnotes and other disclosures with management and the independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee also reviewed with management and Deloitte & Touche LLP our financial reporting processes and internal accounting, financial reporting and disclosure controls, including those related to compliance with legal and regulatory requirements that impact its financial reporting and disclosure obligations. This review included discussion with Deloitte & Touche LLP regarding the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Throughout 2005, the Audit Committee met on a regular basis with management and Deloitte & Touche LLP. In such meetings, in addition to the review of the quarterly consolidated financial statements to be included in Forms 10-Q, the Audit Committee reviewed and discussed the critical accounting policies and significant judgments made by management in the preparation of our financial statements, the ongoing review, testing and assessment of the adequacy of internal controls, proposed changes to auditing and accounting principles and practices, and the effect of regulatory and accounting initiatives that may impact us. The Audit Committee also reviewed and approved all audit and non-audit services and the fees related thereto, and addressed other matters as outlined in its charter. In addition, the Audit Committee reviewed and reassessed the adequacy of its charter.

The Audit Committee has also reviewed the written disclosures and letter required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees and has discussed with Deloitte & Touche LLP its independence from ARIAD. The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche to us is compatible with maintaining Deloitte & Touche’s independence. The Audit Committee has concluded that Deloitte & Touche LLP is independent from ARIAD and its management.

The Audit Committee has reviewed and evaluated the qualifications and performance of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Based on this review and evaluation, the Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm through the audit of our consolidated financial statements and system of internal control over financial reporting as of December 31, 2006.

Members of the Audit Committee During 2005
Peter J. Nelson
Michael D. Kishbauch
Elizabeth H. S. Wyatt

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that an Initial Statement of Beneficial Ownership of Securities on Form 3 for Camille L. Bedrosian, M.D., our Vice President and Chief Medical Officer, which was required to be filed on May 11, 2005, was filed on May 12, 2005; a Statement of Changes in Beneficial Ownership on Form 4 (“Form 4”) for our director Sandford D. Smith, which was required to be filed on December 5, 2005, was filed on December 7, 2005; a Form 4 for Richard W. Pascoe, our Vice President and Chief Commercial Officer, which was required to be filed on December 15, 2005, was filed December 16, 2005; and a Form 4 for Harvey J. Berger, M.D., which was required to be filed on December 15, 2005 was filed on December 19, 2005.

CORPORATE CODE OF CONDUCT AND ETHICS

We have adopted a Corporate Code of Conduct and Ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. A copy of the Corporate Code of Conduct and Ethics is publicly available on the investor relations section of our website at www.ariad.com under the heading captioned “Corporate Governance.” Disclosure regarding any amendments to, or waivers from, provisions of our Corporate Code of Conduct and Ethics will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is permitted by the rules of Nasdaq.

ANNUAL REPORT ON FORM 10-K; INCORPORATION BY REFERENCE

Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC. Requests should be directed to Investor Relations, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234; telephone: (617) 494-0400; extension 251; facsimile: (617) 225-2860; e-mail: investor@ariad.com.

To the extent this proxy statement has been or will be specifically incorporated by reference into any filing by ARIAD under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Report of the Compensation Committee on Executive Compensation,” “Report of the Audit Committee” and “Performance Graph” shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

PROPOSAL 1

Election of Three Class 3 Directors to Hold Office Until the 2009 Annual Meeting

Our certificate of incorporation, as amended, provides that the number of directors shall be fixed by the Board of Directors, which has fixed the number at nine as of the date of the Annual Meeting. Acting by unanimous consent on April 28, 2006, the Board of Directors nominated Harvey J. Berger, M.D., Michael Kishbauch and Burton E. Sobel, M.D. to stand for election at this year’s Annual Meeting, based upon the recommendation of our Nominating and Corporate Governance Committee. All three nominees are currently directors.

Our certificate of incorporation provides that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the directors in each class serving a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at the Annual Meeting for that year. At this year’s Annual Meeting, three Class 3 directors are to be elected to serve until the 2009 Annual Meeting and until their successors are duly elected and qualified.

It is intended that, if no contrary specification is made, the persons named as proxies shall vote for the nominees named below. The Board of Directors believes that all of the nominees will be available and able to serve as directors, but if for any reason any of the nominees named below should not be available to stand for election or be able to serve, the proxies may exercise discretionary authority to vote for a substitute or substitutes recommended by the Board of Directors. The three nominees receiving the highest number of votes will be elected to serve as Class 3 directors.

A plurality of the votes cast at the Annual Meeting will be required to elect the three nominees as Class 3 directors.

The Board of Directors recommends that you vote “FOR” the election of Harvey J. Berger, M.D., Michael D. Kishbauch and Burton E. Sobel, M.D. as Class 3 directors, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 2

Approval of the Adoption of the ARIAD Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan and Reservation of 4,500,000 Shares of Common Stock for Stock Options and Other Equity-Based Grants which may be Awarded under the 2006 Long-Term Incentive Plan.

Acting by unanimous consent on April 28, 2006, the Board of Directors unanimously approved and recommended to the stockholders that they approve our 2006 Long-Term Incentive Plan (the “2006 Plan”). Up to 4.5 million shares of our common stock plus approximately 190,000 shares that remain available under the ARIAD Pharmaceuticals, Inc. 2001 Stock Plan (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2006 Plan. If the 2006 Plan is approved, the 2001 Plan will terminate and all outstanding awards under that plan will remain in effect, but no additional awards may be made.

Our Board, the Compensation Committee and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2006 Plan will maintain and enhance the key policies and practices adopted by our management and Board of Directors to align employee and stockholder interests. Approval of the 2006 Plan will enable us to achieve the following objectives:

•
Align the interests of our employees with the interests of ARIAD and our stockholders. We believe we can most effectively create an alignment of interests through equity-based incentives and by encouraging employee ownership in our common stock.

•
Create stockholder value. We believe we can best meet our long-term business, science and development goals by rewarding our key employees who act as business owners. We believe that providing key employees with an equity stake as part of our overall compensation program can effectively align employee and stockholder interests by motivating and rewarding long-term performance that will enhance stockholder value.

•
Maintain our competitive position by enabling us to attract, retain, and motivate key personnel. We believe equity awards are an essential part of the compensation packages necessary for us to attract and retain exceptional employees, directors and consultants.

•
Provide a range of various equity compensation, incentive and retention vehicles. The Plan allows for the grant of stock options, restricted stock and restricted stock units, performance-based stock awards or stock appreciation rights, as deemed appropriate by the Compensation Committee and management. This will allow us the flexibility we need to meet our human resource and total compensation objectives and be responsive to changing tax, accounting and corporate governance environments.

In addition, the 2006 Plan contains a number of provisions that we believe are consistent with the interests of shareholders, sound corporate governance practices and our equity compensation philosophy:

•
Continued broad-based eligibility for equity awards with reasonable annual dilution. Our gross annual burn rate, defined as the number of stock option or stock awards granted divided by total common shares outstanding, for 2005, 2004 and 2003 was 2.50%, 2.74% and 1.91%. On average, our three-year average burn rate was 2.38%. This is significantly below the average burn rate of 3.70% for Russell 3000 companies in our Global Industry Classification Standard Group, which covers companies in the pharmaceuticals and biotechnology industry. We intend to maintain responsible annual dilution levels related to our equity incentive plans, not including extraordinary events such as acquisitions.

•	No annual “Evergreen” provision. The 2006 Plan authorizes a fixed number of shares, thereby requiring stockholder approval of any additional authorization of shares.

•
Limitation on shares issued. Of the total shares authorized under the 2006 Plan, no more than 1.8 million shares may be issued in the form of Restricted Stock or Restricted Stock Units that do not condition vesting on achievement of specified performance goals.

•
No discount stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	No stock option or stock appreciation right repricings. The 2006 Plan prohibits the repricing of stock options and stock appreciation rights without the approval of stockholders.

•
No reload rights. Stock options granted under the 2006 Plan will not contain provisions entitling participants to automatic grant of additional stock options in connection with the exercise of the original option.

•
Reasonable share counting provisions. In general, shares of common stock reserved for awards granted under the 2006 Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment of a stock option or shares of common stock withheld for taxes will not be available again for grant.

•
Independent committee. As it relates to our employees, the 2006 Plan will be governed by the Compensation Committee, which consists of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and which meets the directors’ independence criteria of the National Association of Securities Dealers Automated Quotations (NASDAQ).

As of April 19, 2006, options to purchase approximately 6,881,000 shares of common stock were outstanding under the 2001 Plan and approximately an additional 190,000 shares were available for future equity grants under the 2001 Plan. The 2006 Plan is intended to replace our 2001 Plan and the shares available under the 2001 Plan will become available for grant and subject to the terms of the 2006 Plan. All outstanding awards under prior plans will remain in effect, but no additional awards may be made.

Our Board of Directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Our Board of Directors believes that the 2006 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, our Board of Directors believes adoption of the 2006 Plan is in our best interests and those of its stockholders and recommends a vote “FOR” the approval of the 2006 Plan.

The following is a brief summary of the 2006 Plan. This summary is qualified in its entirety by reference to the text of the 2006 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose of the 2006 Plan

The 2006 Plan will allow us, under the direction of the Compensation Committee, to make grants of stock options, restricted stock, restricted stock units, performance-based stock awards, and stock appreciation rights (any of which may or may not require the satisfaction of performance objectives) to key employees, consultants and directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with Company performance. The 2006 Plan will provide an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders.

Types of Awards

The 2006 Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:

Stock Options. Stock options granted under the 2006 Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, which is referred to as the Code, or non-qualified stock options, which are not intended to meet those requirements.

The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and the term may not be longer than 10 years. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of common stock on the date of grant and the term may not be longer than five years.

Award agreements for stock options may include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. If an award agreement does not have rules for exercise after termination of service, the stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability. Options, however, will not be exercisable if the termination of service was due to cause.

Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised. Under the 2006 Plan, all stock appreciation rights must be settled in common stock, except as otherwise determined by the Compensation Committee.

Award agreements for stock appreciation rights may include rules for exercise of the stock appreciation rights after termination of service. If an award agreement does not have rules for exercise after termination of service, the stock appreciation rights will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability. Stock appreciation rights, however, will not be exercisable if the termination of service was due to cause.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Restricted Stock Units. A restricted stock unit entitles the grantee to receive common stock, or cash (or other property) based on the value of common stock, after a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit is forfeited. The Compensation Committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividends on the underlying common stock.

Other Equity-Based Awards. The 2006 Plan also authorizes the Compensation Committee to grant other types of equity-based compensation. For example, the Compensation Committee may grant deferred stock units or shares of common stock upon the achievement of performance objectives.

Conditions on Awards

The 2006 Plan allows for the following conditions and restrictions on awards:

Vesting and Performance Objectives. Awards under the 2006 Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the Compensation Committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of “performance objectives” (as described below), or a combination of both. The Compensation Committee also has authority to provide for accelerated vesting, including upon the occurrence of an event such as a change of control.

Performance objectives selected by the Compensation Committee as vesting conditions must be based on one of more of the following general financial and/or operational objectives:

•	Increasing net sales
•	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per share)
•	Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits
•	Achieving a target return on capital, assets, or stockholders’ equity
•	Maintaining or achieving a target level of appreciation in the price of our common stock
•	Increasing market share to a specified target level
•	Achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period
•	Achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period
•	Achieving specified reductions in costs
•	Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts
•	Expanding one or more products into one or more new markets
•	Acquiring a prescribed number of new customers in a line of business
•	Achieving a prescribed level of productivity within a business unit
•	Completing specified projects within or below the applicable budget
•	Completing acquisitions of other businesses
•	Expanding into other markets
•	Achieving progress in research and development programs
•	Achieving regulatory milestones related to development and approval of products

Each of the performance objectives may relate to performance or achievements with respect to ARIAD, an affiliate of ARIAD, or a related business unit.

Transferability. In general, awards under the 2006 Plan may not be assigned or transferred except by will or the laws of descent and distribution. However, the Compensation Committee may allow the transfer of non-qualified stock options to members of a participant’s immediate family or to a trust, partnership, or corporation in which the parties in interest are limited to the participant and members of the participant’s immediate family.

Federal Income Tax Consequences

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2006 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2006 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Stock Options. The grant of a stock option will have no tax consequences to the recipient or to ARIAD or its affiliates. In general, upon the exercise of an incentive stock option, the employee will not recognize income and the employer will not be entitled to a tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date over the exercise price is included in the employee’s income for purposes of the alternative minimum tax.

Upon the exercise of a non-qualified stock option, the employee (or consultant or director, as applicable) will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and ARIAD (or the affiliate that granted the option) will generally be entitled to a tax deduction in the same amount. If the acquired shares are restricted stock (i.e., they are not transferable and are subject to a substantial risk of forfeiture), the tax consequences for restricted stock (described below) will apply.

If an employee (or consultant or director) transfers non-qualified stock options to members of his or her immediate family or to a trust, partnership, or corporation (as described above), the transfer will not be a taxable event. Upon the exercise of the non-qualified stock options (by the family member, trust, partnership, or corporation), the employee (or consultant or director) will recognize ordinary income.

Stock Appreciation Rights. The grant of a stock appreciation right will have no tax consequences to the recipient or to ARIAD or its affiliates. Upon the exercise of a stock appreciation right, the employee (or consultant or director, as applicable) will recognize ordinary income equal to the received shares’ fair market value on the exercise date, and ARIAD (or the affiliate that granted the option) will generally be entitled to a tax deduction in the same amount.

Restricted Stock, Restricted Stock Units, and Other Equity Awards. In general, the grant of restricted stock, a restricted stock unit, or other equity awards will have no tax consequences to the recipient or to ARIAD or its affiliates. When the award is settled (or, in the case of restricted stock, when the restrictions are lifted), the employee (or consultant or director, as applicable) will recognize ordinary income equal to the excess of (1) the applicable shares’ fair market value on the date the restrictions are lifted over (2) the amount, if any, paid for the shares by the employee (or consultant or director); ARIAD (or the affiliate that granted the award) will generally be entitled to a tax deduction in the same amount. If the award is settled in cash or other property, the employee (or consultant or director) will recognize ordinary income equal to the net amount received, and ARIAD (or the affiliate that granted the award) will generally be entitled to a tax deduction in the same amount) subject to deduction limitations under Section 162(m) of the Code. The grantee of a restricted stock award may elect to be taxed on the date of grant by filing a “Section 83(b) election” rather than on the date when the restrictions are lifted.

Sale of Shares. When an employee (or director or consultant) sells shares received under any award other than an incentive stock option, the employee (or director or consultant) will recognize capital gain or loss equal to the difference between the sale proceeds and the employee’s (or director’s or consultant’s) basis in the shares. In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lifting of restrictions, in the case of restricted stock) plus any amount paid for the shares.

When an employee disposes of incentive stock option shares, the difference between the amount realized by the employee and the exercise price will generally constitute a capital gain or loss, as the case may be. However, if the employee does not hold the incentive stock option shares for more than one year after exercising the incentive stock option and for more than two years after the grant of the incentive stock option, then: (1) the excess of the incentive stock option shares’ fair market value on the exercise date over the exercise price will generally be treated as ordinary income for the employee; (2) the difference between the sale proceeds and the incentive stock option shares’ fair market value on the exercise date will be treated as a capital gain or loss for the employee; and (3) the employer will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee.

Deduction Limits. In general, a corporation is denied a tax deduction for any compensation paid to its chief executive officer or to any of its four most highly compensated officers (other than the chief executive officer) to the extent that the compensation paid to the officer exceeds $1,000,000 in any year. “Performance-based compensation” is not subject to this deduction limit. The 2006 Plan permits the grant of awards that qualify as performance-based compensation—such as restricted stock and restricted stock units that are conditioned on achievement of one or more performance objectives, and stock options and stock appreciation rights—and of awards that do not so qualify—such as restricted stock and restricted stock units that are not conditioned on achievement of performance objectives.

Approval of the 2006 Plan would include approval of the list of possible performance objectives described above under the section “Vesting and Performance Objectives.” The possible performance objectives and other terms of awards of performance-based restricted stock or restricted stock units are subject to re-approval by our stockholders at the first stockholder meeting in 2011 in order for future grants of such awards to qualify as “performance-based compensation.” If the performance objectives and other terms are not re-approved, the Compensation Committee will not be authorized to grant restricted stock or restricted stock units intended to be considered “performance-based compensation” after that meeting, unless the vesting of such awards is based upon stockholder approval of the performance objectives and the other material terms of the awards.

Awards Not Nonqualified Deferred Compensation. Awards under the 2006 Plan are not intended to be nonqualified deferred compensation. The Compensation Committee is required to administer, interpret, and construe the 2006 Plan in a manner that does not give rise to tax liability under Section 409A of the Code.

Plan Benefits. All awards to employees, directors and consultants under the 2006 Plan are made at the discretion of the Compensation Committee or its designee. Therefore, the benefits and amounts that will be received or allocated under the 2006 Plan are not determinable at this time. Grants made to non-employee directors in the last fiscal year are described under the heading Director Compensation on page 8 of this proxy statement Equity awards granted under the 2001 Plan during the 2005 calendar year are set forth in the table below.

Name and Position	Number of Shares of Common Stock Underlying Awards

Harvey J. Berger, M.D., Chairman and Chief Executive Officer	190,000
Laurie A. Allen, Esq., Senior Vice President, Legal and Business Development, Chief Legal Officer and Secretary	60,000
Camille L. Bedrosian, M.D., Vice President, and Chief Medical Officer	70,000
David L. Berstein, Esq., Senior Vice President and Chief Patent Counsel	60,000
Timothy P. Clackson, Ph.D., Senior Vice President and Chief Scientific Officer	57,500
Edward M. Fitzgerald, Senior Vice President, Finance and Corporate Operations, Chief Financial Officer and Treasurer	60,000
John D. Iuliucci, Ph.D., Senior Vice President and Chief Development Officer	70,000
Richard W. Pascoe, Vice President and Chief Commercial Officer	75,000
Executive Officers as a group	642,500
Non-executive directors as a group	80,000
Company employees as a group (including officers who are not executive officers)	708,375

Total awards from January 1 through December 31, 2005	1,430,875

The Board of Directors recommends that you vote “FOR” the approval of the adoption of the ARIAD Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan and the reservation of 4,500,000 shares of our common stock for stock options and other equity-based grants which may be awarded under the 2006 Long-Term Incentive Plan.

PROPOSAL 3

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2006. The Board of Directors has ratified this selection. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1991. Deloitte & Touche LLP has advised us that it does not have any direct or indirect financial interest in ARIAD. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they so choose. They will also be available to respond to appropriate questions raised by those in attendance at the Annual Meeting.

Before it selected Deloitte & Touche LLP as our independent registered public accounting firm to audit our books, records and accounts, the Audit Committee carefully considered the qualifications of Deloitte & Touche LLP, including the firm’s performance in prior years and its reputation for integrity, quality, and competence in the fields of accounting and auditing. The Audit Committee also considered whether Deloitte & Touche LLP’s provision of non-audit services to ARIAD is compatible with that firm’s independence.

Stockholders will be asked at the Annual Meeting to ratify the selection of Deloitte & Touche LLP. If the stockholders ratify the selection of Deloitte & Touche LLP, the Audit Committee may still, in its discretion, decide to appoint a different independent registered public accounting firm at any time during the year 2006, if it concludes that such a change would be in the best interests of ARIAD and our stockholders. If the stockholders fail to ratify the selection, the Audit Committee will reconsider, but not necessarily rescind, the retention of Deloitte & Touche LLP.

Audit and Non-Audit Fees

For the fiscal years ending December 31, 2005 and 2004, we paid Deloitte & Touche LLP the following fees:

	2005	2004

Audit Fees	$262,850	$183,435
Audit-Related Fees	14,850	20,085
Tax Fees	58,620	40,245
All Other Fees	0	0

Audit Fees include fees for audit of our annual financial statements, the review of our quarterly financial statements included in reports on Form 10-Q and the review of SEC filings, including Deloitte & Touche’s consents. Audit Fees in 2005 also include fees for the audit of the Company’s system of internal control over financial reporting as well as the audit of management’s assessment of the effectiveness thereof. Audit-Related Fees include fees for the audits of employee benefit plan financial statements. Tax Fees include fees for preparation of tax returns as well as tax planning and advice. All Other Fees include consultations related to regulatory and accounting developments. All of the services set forth above were approved by the Audit Committee. The Audit Committee has considered that the provision of services categorized under “All Other Fees” is compatible with maintaining Deloitte & Touche’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

On a quarterly basis, management submits a report to the Audit Committee for their approval, outlining the services planned or anticipated to be rendered by the independent registered public accounting firm, and the estimated fees for such services, within the following two calendar quarters. The services are outlined according to the four categories of services defined above, i.e. Audit, Audit-Related, Tax and All Other. Actual fees incurred relative to estimated fees are reported to the Audit Committee each quarter.

To ensure prompt consideration of unexpected services, the Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve services to be rendered. Any such actions taken by the Chair must be reported to the Audit Committee at its next scheduled meeting.

A majority of the votes cast at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2006.

The Board of Directors recommends that the stockholders vote “FOR” ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS
FOR DIRECTOR FOR 2007 ANNUAL MEETING

In order to be considered for inclusion in proxy materials for the Annual Meeting to be held in 2007, stockholder proposals must be received by us on or before January 12, 2007. For stockholder proposals which are not to be included in proxy materials for the Annual Meeting to be held in 2007, in order for a stockholder to nominate a person or persons for election to the Board of Directors or to properly bring other business before the 2007 Annual Meeting, notice of such nomination or business proposal must be received not earlier than February 16, 2007 and not later than March 18, 2007. Stockholder proposals must be received marked for the attention of: Secretary, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234.

OTHER MATTERS

Electronic Delivery of Stockholder Communications

We are pleased to offer our stockholders the opportunity to receive stockholder communications electronically. By signing up for electronic delivery of documents such as the annual report and the proxy statement, you can receive stockholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your stockholder votes on line. You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings and help reduce our printing and mailing costs. To sign up for electronic delivery, visit the investor relations section of our website at www.ariad.com and enter the information requested. Your enrollment will be effective until canceled. If you have any questions about electronic delivery, please call our investor relations office at 617-494-0400, extension 251.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and ARIAD. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A., by calling its toll free number, (877) 282-1168.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another ARIAD shareholder and together both of you would like to receive only a single set of our annual disclosure statements, follow these instructions:

•
If your ARIAD shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A. and inform them of your request by calling them at (877) 282-1168 or writing them at P.O. Box 43023, Providence, RI 02940-3023.

•
If a broker or other nominee holds your ARIAD shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Other Business

The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies received and not thereafter revoked in accordance with their best judgment.

By Order of the Board of Directors,

April 28, 2006	Laurie A. Allen, Esq.
Secretary

APPENDIX A

ARIAD Pharmaceuticals, Inc.

2006 Long-Term Incentive Plan

ARTICLE 1.
BACKGROUND AND PURPOSE

1.1. Background. This 2006 Long-Term Incentive Plan (the “Plan”) permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and other equity-based awards.

1.2. Purpose. The purposes of the Plan are (a) to attract, reward and retain highly competent persons as Employees, Directors, and Consultants of the Company; (b) to provide additional incentives to such Employees, Directors, and Consultants by aligning their interests with those of the Company’s shareholders; and (c) to promote the success of the business of the Company.

1.3. Eligibility. Service Providers who are Employees, Consultants determined by the Committee to be significantly responsible for the success and future growth and profitability of the Company, or Directors are eligible to be granted Awards under the Plan. However, Incentive Stock Options may be granted only to Employees.

1.4. Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

ARTICLE 2.
SHARE LIMITS

2.1. Shares Subject to the Plan.

(a) Share Reserve. Subject to adjustment under Section 2.3 of the Plan, Awards may be made under the Plan for up to 4,500,000 Shares plus the number of Shares previously authorized for issuance under the Company’s 2001 Stock Plan (i) that are not subject to outstanding awards on the date of the 2006 annual meeting of Company’ stockholders; or (ii) that become available for future award grants as a result of the subsequent forfeiture, lapse or expiration of awards granted pursuant to the 2001 Plan that were outstanding as of the date of the 2006 annual meeting of the Company’s stockholders. All of the available Shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.

(b) Shares Counted Against Limitation. If an Award is exercised, in whole or in part, by tender or attestation of Shares under Section 5.4(b), or if the Company’s tax withholding obligation is satisfied by withholding Shares under Section 10.7(b), the number of Shares deemed to have been issued under the Plan (for purposes of the limitation set forth in this Section 2.1) shall be the number of Shares that were subject to the Award or portion thereof so exercised, and not the net number of Shares actually issued upon such exercise.

(c) Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part (including as a result of Shares constituting or subject to an Award being repurchased by the Company pursuant to a contractual repurchase right), then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.

(d) Limitation on Full-Value Awards. Not more than 1,800,000 of the total number of Shares reserved for issuance under the Plan (as adjusted under Section 2.3(a)) may be granted or sold as Awards of Restricted Stock, Restricted Stock Units, unrestricted grants of Shares, and any other similar Awards (“Full-Value Awards”) whose intrinsic value is not solely dependent on appreciation in the price of Shares after the date of grant. Options, Stock Appreciation Rights and any other similar Awards, shall not be subject to, and shall not count against, the limit described in the preceding sentence. If a Full-Value Award expires, is forfeited, or otherwise lapses as described in Section 2.1(c), the Shares that were subject to the Award shall be restored to the total number of Shares available for grant or sale as Full-Value Awards.

(e) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 2.1(a) and 2.2.

2.2. Individual Share Limit. In any Tax Year, no Service Provider shall be granted Awards with respect to more than 500,000 Shares. The limit described in this Section 2.2 shall be construed and applied consistently with Section 162(m) of the Code, except that this limit shall apply to all Service Providers.

(a) Awards not Settled in Shares. If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.2.

(b) Canceled Awards. Any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant set forth in this Section 2.2.

2.3. Adjustments. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company or any similar, unusual or extraordinary corporate transaction (or event in respect of the Shares) or a sale of all or substantially all the assets of the Company occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(a) proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of shares set forth elsewhere in the Plan), (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards or (v) the performance standards appropriate to any outstanding Awards (subject to the limitations for performance based compensation under Section 162(m) of the Code), or

(b) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for (i) a cash payment, (ii) the substitution or exchange of any or all outstanding Awards, (iii) the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable with respect to Shares upon or in respect of such event, (iv) all vested Options and Stock Appreciation Rights to be exercised by a date certain in connection with such event at which time these stock rights (whether or not then vested) shall terminate, provided Participants are provided advance written notice or (v) a combination of the foregoing, which may vary among Participants.

The Committee shall value Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, Stock Appreciation Rights or similar stock rights, may base such settlement solely upon the excess if any of the per Share amount payable upon or in respect of such event over the exercise price of the Award. The Committee’s determination with respect to any adjustments under this Section 2.3 shall be final and conclusive. The Committee may act under this Section 2.3 at any time to the extent that the Committee deems such action necessary to permit a Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 2.3(a) above shall nevertheless be made.

ARITCLE 3.
PLAN ADMINISTRATION

3.1. Administrator. The Plan shall be administered by the Committee.

3.2. Powers of the Committee. Subject to the provisions of the Plan, Applicable Law, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (c) to determine the number of Shares to be covered by each Award granted hereunder; (d) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (e) to approve forms of Award Agreements; (f) to determine, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (g) to construe and interpret the terms of the Plan and Award Agreements; (h) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 12.1 of the Plan; (j) to authorize withholding arrangements pursuant to Section 10.7(b) of the Plan; (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; (l) to accelerate the vesting of an Award; and (m) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

3.3. Compliance with Applicable Law. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Section 409A of the Code, as determined by the Committee. Notwithstanding the foregoing, the failure to satisfy the requirements of Section 409A or Section 162(m) with respect to the grant of an Award under the Plan shall not affect the validity of the action of the Committee otherwise duly authorized and acting in the matter.

3.4. Effect of Committee’s Decision and Committee’s Liability. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. Neither the Committee nor any of its members shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.

3.5. Delegation to Chief Executive Officer. To the extent permitted by Applicable Law, the Committee may delegate to the Chief Executive Officer the powers: (a) to designate Service Providers who are not Executive Officers as eligible to participate in the Plan; and (b) to determine the amount and type of Awards that may be granted to Service Providers who are not Executive Officers.

3.6. Awards may be Granted Separately or Together. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

ARITCLE 4.
VESTING AND PERFORMANCE OBJECTIVES

4.1. General. The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.

4.2. Period of Absence from Providing Substantial Services. Except as provided under Section 4.5 below with respect to Disability, to the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement specifically provides otherwise.

4.3. Performance Objectives.

(a) Possible Performance Objectives. Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved. The Performance Objectives with respect to any Award may be one or more of the following General Financial and/or Operational Objectives, as established by the Committee in its sole discretion:

(i) General Financial Objectives:

•	Increasing the Company’s net sales

•	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per Share)

•
Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate, or a business unit

•	Achieving a target return on the Company’s (or an Affiliate’s) capital, assets, or stockholders’ equity

•	Maintaining or achieving a target level of appreciation in the price of the Shares

•	Increasing the Company’s (or an Affiliate’s) market share to a specified target level

•	Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period

•	Achieving a level of Share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period

•	Achieving specified reductions in costs

•	Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts

(ii) Operational Objectives:

•	Expanding one or more products into one or more new markets

•	Acquiring a prescribed number of new customers in a line of business

•	Achieving a prescribed level of productivity within a business unit

•	Completing specified projects within or below the applicable budget

•	Completing acquisitions of other businesses

•	Expanding into other markets

•	Achieving progress in research and development programs

•	Achieving regulatory milestones related to development and approval of products

(b) Stockholder Approval of Performance Objectives. The list of possible Performance Objectives set forth in Section 4.3(a), above, and the other material terms of Awards of Restricted Stock or Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to reapproval by the Company’s stockholders at the first stockholder meeting that occurs in 2011. No Award of Restricted Stock or Restricted Stock Units that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made after that meeting unless stockholders have reapproved the list of Performance Objectives, or unless the vesting of the Award is made contingent on stockholder approval of the Performance Objectives and other material terms of such Awards.

(c) Documentation of Performance Objectives. With respect to any Award, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain. Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no greater than five consecutive years, as established by the Committee. Once established by the Committee, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the Performance Objective(s).

(d) Committee Certification. Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 4.3(d), approved minutes of the Committee shall be adequate written certification.

(e) Negative Discretion. The Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable Performance Objectives are satisfied.

4.5. Effect of Termination of Service for Death or Disability on Vesting. Except as provided to the contrary in an Award Agreement, in the event that the Participant’s Termination of Service is the result of death or Disability, a pro-rata portion of the Award that would have vested had the Participant not died or become Disabled, as applicable, as of the next following vesting date shall vest, with such pro-rata number to be calculated using a fraction, the numerator of which is the number of days the Participant remained a Service Provider since the immediately preceding vesting date, and the denominator of which is the total number of days between the immediately preceding vesting date and the next following vesting date.

ARITCLE 5.
STOCK OPTIONS

5.1. Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.

5.2. Type of Option.

(a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Option.

(b) Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

5.3. Limitations.

(a) Maximum Term. No Option shall have a term in excess of 10 years measured from the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.

(b) Minimum Exercise Price. Subject to Section 2.3(b) of the Plan, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), subject to Section 2.3(b) of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.

(c) $100,000 Limit for Incentive Stock Options. Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under the Plan, the 2001 Plan, or any other plan of the Company or any Affiliate), such Options shall be treated as Non-Qualified Options. For purposes of this Section 5.3(d), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted consistent with Applicable Law.

(d) 10% Stockholder. For purposes of this Section 5.3, a “10% Stockholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or an Affiliate), determined under Section 424(d) of the Code.

5.4. Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b), (c), and (d) below.

(a) Cash Equivalent. Consideration may be paid by cash, check, or other cash equivalent approved by the Committee.

(b) Tender or Attestation of Shares. Consideration may be paid by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option. Shares tendered or attested to in exchange for Shares issued under the Plan must be held by the Service Provider for at least six months prior to their tender or their attestation to the Company and may not be Shares of Restricted Stock at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.

(c) Broker-Assisted Cashless Exercise. Subject to the Committee’s approval, consideration may be paid by the Participant’s (i) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to a broker (acceptable to the Company) for the Participant’s account, and (ii) irrevocable instructions to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company. A Participant may use this form of exercise only if the exercise would not subject the Participant to liability under Section 16(b) of the Exchange Act or would be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act or any other exemption from such liability. The Company shall deliver an acknowledgement to the broker upon receipt of instructions to deliver the Shares, and the Company shall deliver the Shares to such broker upon the settlement date. Upon receipt of the Shares from the Company, the broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price and any applicable withholding taxes due. Shares acquired by a cashless exercise shall be deemed to have a Fair Market Value on the Option exercise date equal to the gross sales price at which the broker sold the Shares to pay the exercise price.

(d) Other Methods. Consideration may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.

5.5. Exercise of Option.

(a) Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. An Option shall be deemed exercised when the Committee receives: (i) written or electronic notice of exercise from the person entitled to exercise the Option and (ii) full payment for the Shares (in a form permitted under Section 5.4 of the Plan) with respect to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. Except as otherwise provided in the Award Agreement, in the event of Termination of Service before exercise of an Option, the following rules shall apply:

(i) If the Participant’s Termination of Service is for Cause, no portion of the Option may be exercised, and the Option will immediately expire upon the Termination of Service;

(ii) An Option may be exercised after the Participant’s Termination of Service only to the extent that the Option was vested as of the Termination of Service;

(iii) An Option may not be exercised after the expiration of the term of such Option as set forth in the Award Agreement;

(iv) Unless a Participant’s Termination of Service is the result of the Participant’s death or Disability, the Participant may not exercise the vested portion of an Option more than three months after such Termination of Service;

(v) If a Participant’s Termination of Service is the result of the Participant’s death or Disability, the Participant may exercise the vested portion of an Option up to 12 months after Termination of Service; and

(vi) After the Participant’s death, his Beneficiary may exercise an Option only to the extent that the deceased Participant was entitled to exercise such Incentive Stock Option as of the date of his death.

If the Committee determines, subsequent to a Participant’s Termination of Service but before exercise of an Option, that either before or after the Participant’s Termination of Service the Participant engaged in conduct that constitutes “Cause,” then the Participant’s right to exercise any Option is forfeited immediately.

(c) Rights as a Stockholder. Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date. Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option. In the event that the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of Shares subject to, an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Option. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

(d) Notice of Disqualifying Disposition. If an Option is designated as an Incentive Stock Option, the Participant must give prompt notice to the Company of any disposition or other transfer of any Shares acquired under the Award Agreement if such disposition or transfer is made (a) within two years from the date of grant with respect to such Shares or (b) within one year after the transfer of such Shares to the Participant. The notice must specify the date of disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

5.6. Repurchase Rights. The Committee shall have the discretion to grant Options which are exercisable for unvested Shares. If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share, or (ii) the Fair Market Value per Share at the time of repurchase. The terms upon which such repurchase right shall be exercisable by the Committee (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

ARTICLE 6.
STOCK APPRECIATION RIGHTS

6.1. Terms of Stock Appreciation Right. The term, base amount, vesting schedule, and other conditions and limitations applicable to each Stock Appreciation Right shall be as determined by the

Committee and shall be stated in the Award Agreement.  Except as otherwise provided by the Committee, all Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right.

6.2. Exercise of Stock Appreciation Right.

(a) Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Committee receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

(b) Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation Right is vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death. However, if the Participant’s Termination of Service is for Cause, no portion of the Stock Appreciation Right may be exercised, and the Stock Appreciation Right will immediately expire upon the Termination of Service. If the Committee determines, subsequent to a Participant’s Termination of Service but before exercise of a Stock Appreciation Right, that either before or after the Participant’s Termination of Service that the Participant engaged in conduct that constitutes “Cause,” then the Participant’s right to exercise any Stock Appreciation Right is forfeited immediately.

(c) Rights as a Stockholder. Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised. Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right. If the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of Shares subject to, a Stock Appreciation Right are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Stock Appreciation Right between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Stock Appreciation Right. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

ARTICLE 7.
RESTRICTED STOCK

7.1. Terms of Restricted Stock. Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.2. Transferability. Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.3. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

7.4. Removal of Restrictions. Except as otherwise provided in this Article 7, and subject to Section 10.5 of the Plan, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

7.5. Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.6. Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.

(a) If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.

(b) If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date. In no event shall any cash dividend or distribution be paid later than 2½ months after the Tax Year in which the dividend or distribution becomes non-forfeitable.

7.7. Right of Repurchase of Restricted Stock. If, with respect to any Award of Restricted Stock, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction, (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives or (c) the Participant has engaged in conduct either before or after Termination of Service that constitutes Cause, then the Company shall have the right to repurchase forfeitable Shares of Restricted Stock from the Participant at their original issuance price (or to require forfeiture of such Shares if issued at no cost).

ARTICLE 8.
RESTRICTED STOCK UNITS

8.1. Terms of Restricted Stock Units. Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.

8.2. Settlement of Restricted Stock Units. Subject to Section 10.5 of the Plan, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

8.3. Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units. The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter. In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2½ months after the Tax Year in which the record date for the dividend or distribution occurs.

8.4. Deferral Election. Notwithstanding anything to the contrary in Sections 8.2 or 8.3, a Participant may elect in accordance with the terms of the Award Agreement and Section 409A of the Code to defer receipt of all or any portion of the Shares or other property otherwise issuable to the Participant pursuant to a Restricted Stock Unit Award to the extent permitted by the Committee.

8.5. Forfeiture. If, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction, (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives or (c) the Participant has engaged in conduct either before or after Termination of Service that constitutes Cause, then the Restricted Stock Units granted pursuant to such Award shall be forfeited and the Company (and any Affiliate) shall have no further obligation.

ARTICLE 9.
OTHER EQUITY-BASED AWARDS

9.1. Other Equity-Based Awards. The Committee shall have the right to grant other Awards based upon or payable in Shares having such terms and conditions as the Committee may determine, including deferred stock units, the grant of Shares upon the achievement of a Performance Objective and the grant of securities convertible into Shares.

ARTICLE 10.
ADDITIONAL TERMS OF AWARDS

10.1. No Rights to Awards. No Service Provider shall have any claim to be granted any Award under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

10.2. No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company; nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws and any enforceable agreement between the Service Provider and the Company.

10.3. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

10.4. Transferability of Awards. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Subject to the approval of the Committee in its sole discretion, Non-Qualified Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

10.5. Conditions On Delivery of Shares and Lapsing of Restrictions. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Committee, (b) subject to approval of the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

10.6. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

10.7. Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes (including the Participant’s FICA obligation) that the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.

(b) Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required by Applicable Law to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.

10.8. Other Provisions in Award Agreements. In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, provisions for the acceleration of vesting and/or exercisability of Awards upon a Change of Control of the Company and provisions to comply with Applicable Laws. Without limiting any other express authority of the Committee under (but subject to) the express limits of the Plan, the Committee may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion had imposed, without the Participant’s consent, and may make other changes to the terms and conditions of Awards. Notwithstanding the foregoing, the Committee shall not adjust or change previously imposed terms and conditions for an Option or a Stock Appreciation Right in such a manner as would constitute a Repricing of the exercise price or base amount of any Option or Stock Appreciation Right without stockholder approval except as contemplated in Section 2.3 (with respect to a stock split, merger, acquisition, spin-off or any other similar, unusual or extraordinary corporate transaction or event in respect of the shares as described therein).

10.9. Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the

Awards, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

10.10. Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

ARTICLE 11.
TERM, AMENDMENT, AND TERMINATION OF PLAN

11.1. Term of Plan. The Plan shall become effective on the Effective Date.

11.2. Termination. The Plan shall terminate upon the earliest to occur of (i) April 28, 2016; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) the date determined by the Board pursuant to its authority under Section 11.3 of the Plan.

11.3. Amendment. The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

11.4. Effect of Amendment or Termination. Except as provided in Section 11.5 of the Plan, no amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

11.5. Adjustments of Awards Upon the Occurrence of Unusual or Nonrecurring Events. The Committee may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (a) unusual or nonrecurring events affecting the Company or an Affiliate (such as a capital adjustment, reorganization, or merger) or the financial statements of the Company or an Affiliate, or (b) any changes in Applicable Laws or accounting principles. By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Option or Stock Appreciation Right.

ARTICLE 12.
MISCELLANEOUS

12.1. Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable.

All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

12.2. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under any state’s applicable principles of conflicts of laws.

12.3. Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (a) a majority of the members of a Committee shall constitute a quorum, and (b) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.

12.4. Expenses. The costs of administering the Plan shall be paid by the Company.

12.5. Severability. If any provision of the Plan or any Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

12.6. Construction. Unless the contrary is clearly indicated by the context, (a) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (b) the use of the singular shall also include within its meaning the plural and vice versa; and (c) the word “include” shall mean to include, but not to be limited to.

12.7. No Trust or Fund Created. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).

12.8. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

12.9 Complete Statement of Plan. This document is a complete statement of the Plan.

APPENDIX

As used in the Plan, the following terms shall have the following meanings:

“2001 Plan” means the ARIAD Pharmaceuticals, Inc. 2001 Stock Plan, as Amended and Restated (Effective September 27, 2005).

“Affiliate” means an entity in which the Company has a direct or indirect equity interest, whether now or hereafter existing; provided however, that with respect to an Incentive Stock Option, an Affiliate means a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code) with respect to the Company, whether now or hereafter existing.

“Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.

“Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.

“Board” means the board of directors of the Company.

“Cause”, as used in connection with the termination of a Participant’s services, means (1) with respect to any Participant employed under a written employment agreement with the Company which agreement includes a definition of “cause,” “cause” as defined in that agreement or, if that agreement contains no such definition, a material breach by the Participant of that agreement, or (2) with respect to any other Participant, any of the following:

(a) the failure of the Participant to perform any of his or her material duties to the Company, including, without limitation, breach of the Company’s code of ethics, conflict of interest or employment policies;

(b) the Participant’s conviction (including any pleas of guilty or nolo contendre) of any felony or other crime that the Committee reasonably determines adversely impacts the Participant’s ability to continue performing services with the Company;

(c) any act or omission to act by the Participant (other than the Participant’s resignation or retirement) which would reasonably be likely to have the effect of injuring the reputation, business or business relationships of the Company or impairing the Participant’s ability to perform services for the Company;

(d) acts of theft, embezzlement, fraud, dishonesty, misrepresentation or falsification of documents or records involving the Company;

(e) violation of any law or administrative regulation related to the Company’s business and use of the Company’s facilities or premises to conduct unlawful or unauthorized activities or transactions and

(f) conduct that could result in publicity reflecting unfavorably on the Company in a material way;

(g) the Participant’s improper use of the Company’s confidential or proprietary information; or

(h) a breach of the terms of any employment agreement, confidentiality agreement, non-competition agreement and non-solicitation agreement or any other agreement between the Participant and the Company , after giving effect to the notification provisions, if any, and the mechanisms to remedy or cure a breach, if appropriate, as described in any such agreement.

The Committee shall determine whether conduct constituting “Cause” has occurred for purposes of the Plan. For purposes of this definition, the term “Company” includes any Affiliate of the Company and “Cause” is not limited to events that have occurred before a Participant’s Termination of Service, nor is it necessary that the Committee’s finding of “Cause” occur prior to Termination of Service.

“Change of Control” means the occurrence of any of the following events:

(a) Any corporation, person or other entity makes a tender or exchange offer for Shares pursuant to which such corporation, person or other entity acquires more than 50% of the issued and outstanding Shares;

(b) The stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of the Company’s assets; or

(c) Any person within the meaning of Section 3(a)(9) or Section 13(d) of the Exchange Act acquires more than 50% of the combined voting power of Company’s issued and outstanding voting securities entitled to vote in the election of the Board.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

“Committee” means the Compensation Committee of the Board.

“Company” means ARIAD Pharmaceuticals, Inc., a Delaware corporation, or any successor thereto.

“Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render services (other than in connection with the offer or sale of securities in a capital raising transaction or to promote or maintain a market for securities) to such entity.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code. The Committee shall determine both whether Disability has occurred and the date of its occurrence. If requested, a Participant shall be examined by a physician selected or approved by the Committee.

“Effective Date” means April 28, 2006; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s stockholders before any compensation under the Plan is paid.

“Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any Affiliate or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a “covered employee” under Section 162(m) of the Code.

“Fair Market Value” means, with respect to Shares as of any date (except in the case of a cashless exercise pursuant to Section 5.4(c)) the closing sale price per share of such Shares (or the closing bid, if no sales were reported) as reported in The Wall Street Journal or, if not reported therein, such other source as the Committee deems reliable.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Qualified Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan. An Option may be an Incentive Stock Option or a Non-Qualified Option.

“Participant” means the holder of an outstanding Award granted under the Plan.

“Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes non-forfeitable, as described in Section 4.3 of the Plan.

“Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

“Plan” means this 2006 Long-Term Incentive Plan.

“Repricing” means (a) reducing the exercise price or base amount of an Option or Stock Appreciation Right after it is granted, (b) taking any action that is treated as a “repricing” under generally accepted accounting principles, (c) canceling an Option or a Stock Appreciation Right at a time when its exercise price or base amount exceeds the Fair Market Value of a Share (each, an “Underwater Award”), in exchange for another Option, Stock Appreciation Right, Restricted Stock or other Award, or (d) repurchasing an Option or Stock Appreciation Right that is an Underwater Award.

“Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.

“Restricted Stock Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article 8 of the Plan.

“Service Provider” means an Employee, Director, or Consultant.

“Share” means a share of the Company’s common stock, $.001 par value per share.

“Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan.

“Tax Year” means the Company’s taxable year. If an Award is granted by an Affiliate, such Affiliate’s taxable year shall apply instead of the Company’s taxable year.

“Termination of Service” means the date an individual ceases to be a Service Provider in any capacity. Awards under the Plan shall not be affected by the change of a Participant’s status with in or among the Company and any Affiliates, so long as the Participant remains a Service Provider. Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave. If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy. For purposes of the Plan and any Award hereunder, if an entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to each Participant in respect of such Affiliate who does not continue as a Service Provider in respect of the Company or another Affiliate after such giving effect to such Affiliate’s change in status.